As filed with the Securities and Exchange Commission on November 23, 2004 Registration No. 333 -118745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0774638
(State or other jurisdiction of	(I.R.S. Employer
incorporation organization)	Identification No.)

100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(905) 264-1991
(Address of Principal Executive Offices)

Charles Mazzacato, Chief Executive Officer
Axion Power International, Inc.
100 Caster Avenue
Vaughan, Ontario L4L 5Y9 Canada
(905) 264-1991
(Name and Address of Agent For Service)

Copies to:
John L. Petersen, Esq.
Petersen & Fefer
Chateau de Barberêche
Switzerland 1783 Barberêche
(4126) 684-0500
US Voicemail and Fax (281) 596-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:	X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.
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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.
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If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	__

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, dated November 23, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

AXION POWER INTERNATIONAL, INC.

7,327,500 Shares of
Common Stock

This prospectus relates to the sale, transfer or other disposition of 7,327,500 shares of our common stock by one of our principal stockholders, the Mega-C Trust, an irrevocable grantor trust.

We are a development stage company that is engaged in research and development on a supercapacitive lead-acid-carbon hybrid electrical energy storage device we refer to as the E3Cell. We have not generated any revenues in the battery or power storage industries.

In connection with a pending Chapter 11 reorganization of Mega-C Power Corporation, which we refer to in this prospectus as “Mega-C,” the shares held by the selling stockholder became subject to the jurisdiction of the U.S. Bankruptcy Court for the District of Nevada. The selling stockholder will not be permitted to sell, transfer or dispose of any of the shares described in this prospectus without a court order that specifies the number of shares to be sold, the offering terms, the use of proceeds and any restrictions on the manner of sale. Each authorized series of sales or other dispositions will require a post-effective amendment to our registration statement that updates the information in this prospectus and provides detailed information on the order.

Subject to Bankruptcy Court supervision, the selling stockholder may sell all or a portion of the shares in underwritten transactions, in market transactions; in privately negotiated transactions; through the writing of options; in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; through broker-dealers, which may act as agents or principals; directly to one or more purchasers; through agents; or in any combination of the above or by any other legally available means. The selling stockholder will receive all of the proceeds from the sale of the shares. Our company will pay the expenses of registering the securities described in this prospectus and the selling stockholder will pay all selling expenses.

Investing in our shares involves a high degree of risk. See Risk Factors beginning on page 5 to read about certain factors you should consider before buying shares.

Our common stock is not listed on a national securities exchange or the Nasdaq stock market, however it is quoted in the OTC Pink Sheets and trades under the symbol AXPW. On November 23, 2004, the closing bid and asked prices for our common stock were $3.70 and $4.00 per share, respectively

Neither the Securities and Exchange Commission, the Ontario Securities Commission nor any other provincial or state securities regulatory authority has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November __, 2004

     You should only rely on the information provided in this prospectus. Neither our company nor the Mega-C Trust has authorized anyone to provide you with different information. Neither our company nor the Mega-C Trust will make an offer of these securities in any state or province where the offer is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully if you want to understand the risks of our business and the terms of this offering. You should pay special attention to the discussion in the risk factors section of this prospectus.

We were incorporated in Delaware in January 1997 and operated as a cigar importer until December 1998. We were inactive from January 1999 until December 31, 2003 when we combined with Axion Power Corporation. In June 2004, we changed our name from Tamboril Cigar Company to Axion Power International, Inc. Unless we tell you otherwise, references to “Tamboril” refer to our company before the business combination, references to “Axion (Ontario)” refer to Axion Power Corporation before the business combination, and references to “Axion,” "our company," "we," "us," and "our" refer to the combined companies after the business combination.

Our executive office is located at 100 Caster Avenue, Vaughan, Ontario L4L 5Y9 Canada. Our telephone number is (905) 264-1991.

Our E3Cell technology

Our E3Cell is an asymmetrically supercapacitive lead-acid-carbon hybrid electrical energy storage device that replaces the lead negative electrode in a conventional lead-acid battery with two nanoporous carbon electrodes. The carbon electrodes minimize the physical deterioration that limits the life of lead-acid batteries and give E3Cells a combination of battery and supercapacitor characteristics that are not attainable with conventional technology.

If ongoing development and testing continue to confirm our laboratory results and we can resolve the known technical issues described in this prospectus, we believe our E3Cell technology may offer a cost-effective alternative to lead-acid battery technology that will:

•	Charge three to five times faster;

•	Offer three to four times as many charge/discharge cycles in deep discharge applications;

•	Withstand repetitive 90% depth of discharge without significant loss of battery performance; and

•	Require minimal maintenance.

We have no products and no revenue. Initially, we plan to focus on developing batteries for commercial grade uninterruptible power supplies, which are also known as UPS systems, and DC power systems for communications networks. We selected these markets because worldwide sales of batteries for UPS and communications applications exceed $2 billion per year, our current prototypes have a form factor that conforms to prevailing industry standards and our chief executive has substantial experience and contacts in these markets. Our second target market will be short-term energy storage systems for wind and solar power generating facilities. Our third target market will be short-term energy storage and grid buffering systems for conventional electric utilities. If we can establish a credible presence in one or more of these high value industrial sectors, we may also attempt to develop products for use in a variety of consumer products including hybrid automobiles, forklifts, wheelchairs and golf carts. There is no assurance that we will be able to develop a product based on our technology or that we will have the ability to manufacture and market any products we develop.

Our commercialization path

Since early 2004, we have been engaged in fabricating and testing a variety of material and design evaluation prototypes that range from simple single-plate E3Cells to prototype batteries constructed from multi-plate E3Cells. The purpose of these “Engineering Prototypes” has been to refine our electrochemistry, optimize our production techniques and provide a series of standardized E3Cell batteries that can be used for comprehensive performance analysis. Our Engineering Prototypes cannot be used outside a laboratory setting. However, they are suitable for characterization and performance testing by our principal technical consultants and manufacturing partners.

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We have recently begun preparing detailed drawings and specifications for a series of application evaluation prototypes that will be tailored to specific uses. We do not expect to commence production of these “Application Prototypes” until the second half of 2005. Our Application Prototypes will not be suitable for sale to end-users. However we expect them to be suitable for performance testing by a wide variety of third parties, including UPS manufacturers and end-users.

Our third development stage will involve the production of commercial batteries in limited quantities for sale to end-users. We plan to develop our “Pilot Batteries” in cooperation with established manufacturers and intend to produce Pilot Batteries in sufficient quantities to permit a detailed analysis of the product’s commercial potential.

We do not expect to generate revenue from product sales for a period of 18 to 24 months. Our development plan currently contemplates the following market entry schedule for our proposed Pilot Batteries:

September 2006	UPS and DC Power for communications networks;

June 2007	Storage for wind and solar power generating facilities;

December 2007	Storage and buffering for conventional electric utilities.

There is no assurance that we will be able to resolve the known technical issues and complete the development of our proposed Pilot Batteries in a timely manner; or that the cost of future development work will not exceed current budget estimates. Moreover, there is no assurance that our Pilot Batteries will offer the competitive advantages we presently anticipate. Accordingly, there is no assurance that we will ever begin production of Pilot Batteries or that any Pilot Batteries we produce will ultimately be competitive.

Risk factors

Our business involves a number of risks that are not typical in development stage companies. These risks include the history of the E3Cell technology and Mega-C Power Corporation, the origins of our company and the Mega-C Trust and our involvement in substantial litigation that could impair our rights to develop in the E3Cell technology. Additional risks are discussed in the risk factors section of this prospectus. Investing in our common stock is highly speculative. You should not purchase our shares unless you can afford to lose your entire investment.

History of the E3Cell technology and Mega-C Power Corporation

C and T Co. Inc. (“C&T”) was the original owner of the patent applications, technical know how and other intellectual property embodied in the E3Cell technology. In December 1999, C&T entered into a joint venture with “Chip Taylor in Trust” that gave Mr. Taylor and his affiliates, who we refer to collectively as the “Taylor Group,” a limited license to develop the E3Cell technology for use in “stationary applications.” Under the terms of the joint venture agreement, C&T retained ownership of the patent applications, technical know how and other intellectual property embodied in the E3Cell technology. It also retained the exclusive right to develop the E3Cell technology for use in “mobile applications.”

Prior to the joint venture, there was no known affiliation between C&T and the Taylor Group. As required by the joint venture, a new company named Mega-C Technologies, Inc. (“MCT”) was incorporated to function as a holding company for the license rights that C&T granted to the Taylor Group. Initially, the ownership of MCT was allocated 80% to the Taylor Group and 20% to C&T. The ownership of MCT reverted to a 50/50 sharing ratio in June 2001 when MCT failed to meet certain performance requirements under the joint venture agreement.

In September 2001, Mega-C was granted a sublicense to develop certain energy technologies controlled by MCT, including the E3Cell technology and a carbon supercapacitor technology owned by another Taylor Group affiliate. This license required Mega-C to raise $5.25 million in capital for MCT in exchange for a 49% non-dilutable equity interest in MCT and the right to appoint three of MCT’s seven directors. The license also required Mega-C to advance a variety of research and product development costs and obligated Mega-C to pay a 10% royalty on its future gross revenue from the sale of products based on the licensed technologies.

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Prior to the sublicense, Rene Pardo, Gary Usling and their affiliates, who we refer to collectively as the “Pardo-Usling Group,” owned 12,400,000 Mega-C shares and there was no known affiliation between the Pardo-Usling Group and either the Taylor Group or C&T. As a condition of the sublicense, the Pardo-Usling Group agreed to transfer 3,000,000 Mega-C shares to the Taylor Group and the Taylor Group agreed to transfer 1,000,000 Mega-C shares to C&T. In April 2002, MCT, C&T and Mega-C negotiated and signed a new Agreement of Association that clarified the parties’ respective rights to the E3Cell technology and resulted in the issuance of 1.6 million additional Mega-C shares to the Taylor Group.

Between September 2001 and March 2003, Mega-C raised approximately $5 million in capital by selling stock in transactions that were not registered under applicable securities laws. Concurrently, the Taylor Group and the Pardo-Usling Group sold an estimated $10 million of Mega-C stock from their own accounts. In early 2003, the Ontario Securities Commission (the "OSC") commenced an investigation to determine whether the stock sales by Mega-C, the Taylor Group and the Pardo-Usling Group violated the Ontario Securities Act. The OSC investigation terminated Mega-C’s fundraising activities. In June 2003, the Taylor Group filed a lawsuit alleging that the Pardo-Usling Group was primarily responsible for both the Taylor Group’s stock sales and Mega-C’s business failure. The litigation rapidly escalated as the promoter groups began to assert various counterclaims and third-party claims.

The OSC investigation of unregistered stock sales by Mega-C and its two principal promoter groups is ongoing. While OSC is aware of the actions we have taken to protect Mega-C’s shareholders and creditors and continue development of the E3Cell technology, it did not participate in the development of our strategy. We have delivered all information in our possession to the OSC and have offered to cooperate fully in their investigation.

Origin of our company and the Mega-C Trust

The founders of Axion (Ontario) included the operations manager of Mega-C, the president of C&T and nine Mega-C shareholders who together with family members had invested approximately $4.3 million in Mega-C and collectively owned approximately 10% of Mega-C’s outstanding stock. These previously unrelated parties decided to join forces in May 2003 in an effort to salvage their investments by developing a restructuring plan for Mega-C. In connection with these efforts, the founders of Axion (Ontario) loaned $390,000 to Mega-C and received 780,000 shares from the Pardo-Usling Group as partial consideration for the loans; effectively increasing their combined ownership to approximately 15%. While their combined ownership did not give the founders of Axion (Ontario) control over Mega-C, the $390,000 in loans gave them substantial influence over Mega-C’s affairs.

When it became apparent that problems associated with the OSC investigation, unreasonable license terms, widespread accounting deficiencies and inadequate corporate records could not be resolved without extraordinary effort and expense, the founders of Axion (Ontario) concluded that their best course of action would be to organize a new company for the purpose of continuing the development of the E3Cell technology.

Axion (Ontario) was incorporated in September 2003 and subsequently negotiated a new license with C&T that gave Axion (Ontario) the right to purchase the patents, patent applications, technical know how and other intellectual property embodied in the E3Cell technology, together with all of C&T’s reserved royalties and other rights to develop the E3Cell technology for use in mobile applications. In December 2003, Axion (Ontario) and C&T entered into a business combination with Tamboril that was structured as a reverse takeover of Axion (Ontario) coupled with a technology purchase from C&T. Our company is now the owner of the E3Cell patents.

In light of the OSC investigation, the participation of Mega-C’s operations manager and C&T’s president, the earlier efforts to develop a restructuring plan for Mega-C and the escalating litigation between Mega-C and its promoter groups, the founders of Axion (Ontario) believed it would be imprudent to implement a go-forward strategy that protected their personal interests but left the remaining Mega-C shareholders exposed. Therefore, as a negotiated element of the business combination, we established the Mega-C Trust for the purpose of:

•	Preserving the potential equitable interests of the Mega-C shareholders in the E3Cell technology;

•	Insulating our company and the E3Cell technology from the litigation risks associated with the prior business activities of Mega-C;

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•	Insulating our company and the E3Cell technology from the litigation risks associated with the alleged unlawful activities of Mega-C and its promoter groups; and

•	Holding a substantial interest in our company until Mega-C’s legal problems were resolved.

In effect, the Mega-C Trust was intended as an informal reorganization alternative that would provide mechanisms for the payment of Mega-C’s debts; the in-kind distribution of our stock to Mega-C shareholders who purchased shares for cash or held a small number of shares; the distribution of cash to Mega-C shareholders who did not pay for shares but did not participate in the sale of unregistered securities; and the exclusion of Mega-C shareholders who actively engaged in the sale of unregistered securities. At the date of this prospectus, the Mega-C Trust owns 7,327,500 shares of our common stock.

We do not control the Mega-C Trust and we have no power to control the trustee’s decisions to effect sales or in-kind distributions of our shares. While we believe the provisions of the trust agreement will be adequate to protect our company from alleged securities law violators, there can be no assurance that the trust will not distribute shares to persons that we would choose to exclude from share ownership if we had the power to do so.

Transition matters

Since Mega-C, the Pardo-Usling Group and the Taylor Group all engaged in unregistered stock sales that are being scrutinized by the OSC, Mega-C did not have adequate corporate records and litigation between Mega-C and its principal promoter groups raised substantive questions about the authority of Mega-C’s former management, the founders of Axion (Ontario) did not ask Mega-C or its shareholders to formally approve their plans to continue the development of the E3Cell technology and preserve the equitable interests of Mega-C’s creditors and shareholders by establishing the Mega-C Trust. Instead the founders of Axion (Ontario) proceeded on the basis of an informal understanding that Axion (Ontario) would immediately assume responsibility for developing the E3Cell technology and acquire Mega-C’s remaining assets at a later date. From inception through December 31, 2003, Axion (Ontario) raised $1,900,000 in capital and loaned $517,535 to Mega-C for the purpose of paying operating costs and legal fees. Since December 2003, our company has raised an additional $1,980,000 in capital and loaned $385,784 to Mega-C for the purpose of paying operating costs and legal fees. We have not purchased any of Mega-C’s assets

Pending litigation

The termination of Mega-C’s fundraising activities precipitated two lawsuits and one arbitration between the Taylor Group, the Pardo-Usling Group, Mega-C and C&T. While the pleadings in those cases focus on conflicting claims to the ownership of certain Mega-C shares, disagreements over the Taylor Group’s resale of Mega-C shares and disagreements over the parties’ rights to the E3Cell technology, we believe the fundamental litigation objective of both the Taylor Group and the Pardo-Usling Group is to blame the other group for Mega-C’s business failure and position themselves as innocent victims.

In February 2004, the Taylor Group filed a lawsuit against our company and 32 other defendants that claimed an ownership interest in the E3Cell technology and alleged a widespread conspiracy between C&T and the founders of Axion (Ontario) to deprive the Taylor Group and Mega-C of their respective rights to the E3Cell technology. We believe the claims the Taylor Group has asserted against our company in the third lawsuit are without merit. We also believe the Taylor Group’s fundamental litigation objective in the third lawsuit is to divert attention from their participation in the events that caused Mega-C’s business failure by criticizing actions that the founders of Axion (Ontario) took to salvage their investments. We intend to vigorously defend our position.

Because of the complexity and cost of the pending litigation, we concluded that a Chapter 11 reorganization of Mega-C would be the most efficient way to sort out the facts and determine the rights and responsibilities of the various parties. Based on our prior loans to Mega-C, we filed an involuntary Chapter 11 petition against Mega-C in April 2004. In connection with the Chapter 11 case, Mega-C instituted an adversary proceeding against the Taylor Group and is investigating its potential claims against the Pardo-Usling Group. We believe the resolution of the core issues in Mega-C’s Chapter 11 case will simplify or eliminate the bulk of the issues raised in the various cases that are pending before the Canadian courts.

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If the claims asserted in the pending lawsuits are decided against our company, we will have the exclusive right to use the E3Cell technology for mobile applications and the non-exclusive right to use the E3Cell technology for stationary applications. We will also be entitled to receive a royalty on any third-party gross revenue from use of the E3Cell technology in stationary applications. If the outcome of the pending litigation is favorable, we will have the unrestricted and exclusive right to use the E3Cell technology for all applications. We believe our uncontested interest in the E3Cell technology represents the bulk of the profit potential associated with the commercialization of the technology. However, protracted litigation or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business and prospects.

Securities outstanding

In June 2004, our stockholders approved and we implemented the equivalent of a 1 share for 16 reverse stock split. All disclosures in this prospectus give retroactive effect to the reverse split. The following equity securities and stock purchase rights were issued and outstanding on the date of this prospectus:

13,936,300	shares of common stock;
1,796,300	capital warrants that are exercisable at a weighted average price of $1.94 per share;
829,900	investor warrants that are exercisable at a weighted average price of $2.59 per share;
199,200	vested stock options that are exercisable at a weighted average price of $1.15 per share; and
509,300	unvested stock options that will be exercisable at a weighted average price of $4.01 per share.

Securities offered

The Mega-C Trust intends to sell, transfer or dispose of 7,327,500 shares of our common stock. The shares described in this prospectus are subject to the jurisdiction of the Bankruptcy Court and the Mega-C Trust will not be permitted to sell, transfer or dispose of any of the shares without a court order that specifies the number of shares to be sold, the offering terms, the use of proceeds and any restrictions on the manner of sale. Each authorized series of sales or other dispositions will require a post-effective amendment to our registration statement that updates the information in this prospectus and provides detailed information on the order,

Use of proceeds

The Mega-C Trust will receive the cash proceeds from the resale of our shares and we are not entitled to receive any portion of those proceeds. Nevertheless, Mega-C’s reorganization plan may include provisions for the repayment of approximately $900,000 that Mega-C owes to our company and approximately $390,000 that Mega-C owes to the founders of Axion (Ontario). To the extent that Mega-C’s reorganization plan requires or permits cash payments to our company or any of our officers, directors, principal stockholders or affiliates, the amount of the anticipated payments will be disclosed in a post-effective amendment to our Form S-1 registration statement and appropriate prospectus supplement.

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RISK FACTORS

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information in this prospectus. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock and you might lose all or part of your investment.

We may not be able to continue as a going concern qualification.

We incurred a net loss of ($506,300) during the year ended December 31, 2003 and had a year-end working capital deficit of ($791,632). This net loss did not include the separate operating expenses of Tamboril for the period prior to our acquisition of Axion (Ontario). The independent auditors’ report on our financial statements for the year ended December 31, 2003 contains an explanatory paragraph that our financial statements have been prepared assuming that our company will continue as a going concern and that our limited financial resources and our potential to incur additional operating losses raise substantial doubt about that assumption. There is no assurance that we will be able to increase our financial resources or continue as a going concern.

We need additional financing to continue our operations.

We incurred a net loss of ($2,144,353) during the first nine months of 2004 and had working capital deficit of ($1,286,399) at September 30, 2004. We will not be able to pursue our business plan, continue our research, testing and product development activities or satisfy our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) without obtaining substantial additional financial resources from the sale of securities or other sources. We are presently seeking additional capital but we have no commitments. Since inception, the proceeds from our financing activities have only kept pace with our day-to-day expenditures and we have no meaningful cash balances. We hope to receive between $2.2 and $2.9 million in cash during the next seven to eight months from the exercise of certain warrants. However, the timing of warrant exercises is difficult to predict and warrantholders have no duty to exercise their warrants, or to exercise them at any particular time. There is no assurance that additional financial resources will be available on a timely basis, on acceptable terms, or at all. If adequate financial resources are not available, our research, testing and product development activities will be materially and adversely affected and we may be unable to continue our current and proposed operations.

We are involved in lawsuits that could adversely impact our exclusive rights to the E3Cell technology.

We are a defendant in a lawsuit that alleges a conspiracy to deprive the Taylor Group and Mega-C of their respective rights to commercialize the E3Cell technology. We are also indirectly involved in three collateral legal proceedings that relate primarily to the operations of Mega-C, but could adversely impact the exclusivity of our rights to exploit the E3Cell technology. Since inception, the principal burden of defending these lawsuits has fallen upon our company and the professional fees associated with the pending litigation have been the largest component of our general and administrative budget. We have spent $508,957 on litigation related expenses over the last twelve months. We believe the various lawsuits are without merit and expect Mega-C’s Chapter 11 case to reduce our future legal expenses by consolidating diverse legal proceedings in a single business oriented court and shifting Mega-C’s share of the future litigation costs to the Mega-C Trust. However, protracted litigation or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business and prospects. There can be no assurance that we will be successful in the defense against the various lawsuits, which could impair our rights to develop in the E3Cell technology for use in certain markets or have a material adverse impact on our finances if substantial money damages are awarded to the plaintiffs.

Being a public company has increased our administrative costs.

As a public company, we incur significant legal, accounting and other expenses that would not be incurred by a comparable private company. During the first nine months of the current year, we spent approximately $224,135 for the legal and accounting fees and other costs associated with reporting and compliance activities under the Exchange Act. Rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) have increased our legal and financial compliance costs, made some activities more time consuming and costly and

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required us to implement corporate governance and internal control procedures that are not typical for development stage companies. For example, we have amended our by-laws to require that a majority of our board members be independent directors, created several board committees, adopted internal controls and disclosure controls and procedures, adopted a code of business conduct, retained a transfer agent and adopted an insider trading policy. In addition, we incur a variety of internal and external costs associated with the preparation, filing and distribution of the periodic public reports and proxy statements required by the Exchange Act. We expect SEC rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract qualified executive officers and retain qualified individuals to serve on our board of directors, particularly to serve on our audit committee.

The growth we seek is rare and inherently problematic.

Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare. To the extent we are able to complete the development of our proposed Application Prototypes, develop Pilot Batteries, introduce our proposed products to the commercial market and grow our business, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a much larger work force. If we do not manage the growth of our business effectively, our potential could be materially and adversely affected.

We are an early stage company and our business and prospects are extremely difficult to evaluate.

Tamboril did not engage in any substantive business during the three years ended December 31, 2003. Axion (Ontario) is commenced operations in the fourth quarter of 2003. Tamboril and Axion (Ontario) became members of a consolidated group in connection with a business combination that closed on December 31, 2003. We have no meaningful operating history that you can rely on in connection with an investment decision. Our prospects must be carefully considered in light of the history of the E3Cell technology and Mega-C, the origins of our company and the Mega-C Trust, our involvement in material litigation and the other business risks, uncertainties and difficulties that are typically encountered by development stage companies that have no revenues and intend to focus on research, development and product testing for an extended period of time. Some of the principal risks and difficulties we expect to encounter include our ability to:

•	Raise the necessary capital to finance the continuation of our business;

•	Defend our intellectual property rights against the claims asserted in pending lawsuits;

•	Maintain effective control over the cost of our research, development and product testing activities;

•	Develop cost effective manufacturing methods for essential components of our proposed products;

•	Improve the performance of our Engineering Prototypes;

•	Develop Application Prototypes in a timely manner;

•	Produce Application Prototypes in sufficient quantities to support our planned testing activities;

•	Establish facilities and relationships for the manufacturing of our proposed Pilot Batteries;

•	Adapt and successfully execute our rapidly evolving and inherently unpredictable business plan;

•	Implement and improve operational, financial and management control systems and processes;

•	Respond effectively to competitive developments and changing market conditions;

•	Attract, retain and motivate qualified personnel; and

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•	Manage each of the other risks set forth below.

Because of our lack of operating history and our early stage of development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. There is no assurance that our business strategy will be successful or that we will successfully address these risks.

We need to improve the performance of our Engineering Prototypes.

Our Engineering Prototypes do not currently satisfy all our performance expectations and we need to improve various aspects of our E3Cell technology before we can begin production of Application Prototypes. In particular, we need to increase the energy density of our Engineering Prototypes and further refine our electrochemistry. There is no assurance that we will be able to resolve the known technical issues. Future testing of our existing Engineering Prototypes and our proposed Application Prototypes may reveal additional technical issues that are not currently recognized as obstacles. If we cannot improve the performance of our Engineering Prototypes in a timely manner, we may be forced to redesign or delay the production of Application Prototypes, reconsider our plans to introduce Pilot Batteries or abandon our product development efforts altogether.

We cannot begin production of Pilot Batteries for 18 to 24 months.

We will not be able to begin production of Pilot Batteries or sell products based on our E3Cell technology until we complete our current material and design evaluation, our planned application evaluation and our planned product development. We believe our commercialization path will require a minimum of 18 to 24 months. Even if our material and design evaluation and application evaluation activities are successful, there can be no assurance that we will be able to establish facilities and relationships for the manufacturing, distribution and sale of our proposed Pilot Batteries or that any future products will achieve market acceptance and be sold in sufficient quantities and at prices necessary to make them commercially successful. There can be no assurance that we will ever realize revenue from the sale of products or achieve profitability.

We may be unable to develop cost effective manufacturing methods for our carbon electrodes.

The nanoporous carbon electrodes that are the foundation of our E3Cell technology are more complex than the lead-based negative electrodes used in conventional batteries. The production of nanoporous carbon electrodes requires extensive processing of carefully selected raw materials and precision fabrication of the finished electrodes. Minor variations in processing and fabrication methods can have a major impact on the performance of the finished electrodes. There is no assurance that we will be able to develop cost effective fabrication methods for our carbon electrodes or manufacture commercial quantities of carbon electrodes that exhibit the performance characteristics of our Engineering Prototypes. Moreover, there is no assurance that our nanoporous carbon electrodes can be produced at a cost that is reasonably competitive with conventional lead electrodes. If we are unable to develop manufacturing methods that allow us to consistently produce quality carbon electrodes at a competitive cost we will be unable to develop a competitive product based on our E3Cell technology.

We do not have any vendor contracts.

We currently purchase the raw materials for our carbon electrodes and a variety of other components from third parties. We then fabricate our carbon electrodes and build our Engineering Prototypes in-house. We do not have any long-term contracts with suppliers of raw materials and components and our current suppliers may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased raw materials and components could fluctuate significantly due to circumstances beyond our control. If our current suppliers are unable to satisfy our long-term requirements on a timely basis, we may be required to seek alternative sources for necessary materials and components, or redesign our proposed products to accommodate available substitutes.

We do not have any manufacturing facilities or manufacturing experience.

Our research and prototype development facility can only accommodate limited production of Engineering and Application Prototypes. Our current facility will not be able to produce our proposed Pilot Batteries. We will not be able to manufacture Pilot Batteries or begin product sales unless we establish dedicated manufacturing facilities

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or enter into agreements for the outsourcing of the manufacturing function. Each of our manufacturing alternatives has a unique risk profile and different financial and managerial requirements. There can be no assurance that we will have the necessary financial resources to establish or acquire suitable manufacturing facilities if and when needed; or that we can negotiate suitable arrangements for the outsourcing of our manufacturing functions. We do not have any manufacturing experience and there is no assurance that we will be able to retain a qualified manufacturing staff or effectively manage the manufacturing of our proposed products.

We will be a small player in an intensely competitive market and may be unable to compete.

The lead-acid battery industry is large, intensely competitive and resistant to technological change. If our product development efforts are successful, we will have to compete or enter into partnering arrangements with well-established companies that are much larger and have greater financial, capital and other resources than we do. We may be unable to convince end users that batteries based on our E3Cell technology are superior to available alternatives. Moreover, if competitors introduce similar products, they may have a greater ability to withstand price competition and finance their marketing programs. There is no assurance that we will be able to compete effectively.

We may be unable to enforce or defend our ownership of proprietary technology.

Our ability to compete effectively will depend in part on our ability to maintain the proprietary nature of our E3Cell technology. The intellectual property we purchased from C&T includes three issued patents that cover various aspects of the E3Cell technology. We plan to file additional patent applications in the future. However the degree of protection offered by our existing patents or the likelihood that our future applications will be granted is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell products based on our E3Cell technology. Competitors may also intentionally infringe on our patents. The defense and prosecution of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties. Although third parties have not asserted any infringement claims against us, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets, know-how and other unpatented technology and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend upon further innovation and technological expertise.

New technology may lead to the development of superior competitive products.

Research into the electrochemical applications for carbon nanotechnology is proceeding at a rapid pace and many private and public companies and research institutions are actively engaged in the development of new battery technologies based on carbon nanotubes, nanostructured carbon materials and other non-carbon materials. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our E3Cell technology. There is no assurance that our existing patents or our pending and proposed patent applications will offer meaningful protection if a competitor develops a novel product based on a new technology.

The integration of our new chief executive officer and our new chief financial officer into our management team may interfere with our operations.

We have recently hired Charles Mazzacato to serve as our chief executive officer and Peter Roston to serve as our chief financial officer. To integrate into our company, Messrs. Mazzacato and Roston must each devote a significant amount of time to learning more about our E3Cell technology, our business model, our management systems and our industry. Messrs. Mazzacato and Roston must do this in addition to performing their regular duties. If we fail to complete the integration of our new executives in an efficient manner, our business will suffer.

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We depend on key personnel and our business may be severely disrupted if we lose the services of our key executives and employees.

Our business is dependent upon the knowledge and experience of our key scientists and engineers, many of whom are Russian expatriates living in Canada. Given the competitive nature of our industry and our reliance on expatriates, the risk that one or more of our key scientists and engineers will resign their positions is high and could have a disruptive impact on our operations. If any of our key scientists or engineers is unable or unwilling to continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. If any of our key scientists or engineers joins a competitor or forms a competing company, we could lose important know-how and experience and incur substantial expense to recruit and train suitable replacements. We do not maintain key-man insurance for any of our key employees.

Our directors and officers effectively control management and the outcome of any stockholder vote.

We had 13,936,300 common shares outstanding on the date of this prospectus, including 7,327,500 shares held by the Mega-C Trust. The Mega-C Trust is required to vote its shares proportionally with the votes cast by our other stockholders. Therefore, the holders of the 6,608,800 shares that are not owned by the trust will decide all matters that are submitted for a stockholder vote. Since our directors and officers own or control 2,847,200 shares and 1,416,500 presently exercisable options and warrants, they will have the effective power to control management and the outcome of any stockholder vote until a substantial number of shares are sold or distributed by the trustee.

Our certificate of incorporation and by-laws provide for indemnification and exculpation of our officers and directors.

Our Certificate of Incorporation provides for indemnification our officers, directors and employees to the fullest extent permitted by Delaware law. It also provides for exculpation of our directors from personal liability for monetary damages for breach or alleged breach of their duties as directors, other than in cases of fraud or other willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to offer generous equity compensation packages to our management and employees.

As a key component of our growth strategy, we intend to offer generous equity compensation packages to our management and employees. We believe such compensation packages will allow us to provide substantial incentives to our executives and employees while minimizing our cash outflow. Nevertheless, we will be required to account for the fair market value of compensatory stock issuances as operating expenses. During the first nine months of this year we incurred $300,077 in non-cash compensation expense associated with equity compensation arrangements. We expect to incur increasing amounts of non-cash compensation expense in future periods. The non-cash expenses associated with equity compensation are expected to materially and adversely affect our future operating results.

We will try to use our stock to finance acquisitions.

As a key component of our growth strategy, we intend to acquire complimentary technologies, facilities and other assets. Whenever possible, we will try to use our stock as an acquisition currency in order to conserve our available cash resources for operational needs. Future acquisitions may give rise to substantial charges for the impairment of goodwill and other intangible assets that would materially and adversely affect our reported operating results. Any future acquisitions will involve numerous business and financial risks, including:

•	Difficulties in integrating new operations, technologies, products and staff;

•	Diversion of management attention from other business concerns; and

•	Cost and availability of acquisition financing.

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We will need to be able to successfully integrate any businesses we may acquire in the future, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

This offering, other planned registrations of our securities and future sales under Rule 144 are likely to substantially increase the supply of freely transferable shares and depress the market price of our stock.

On the date of this prospectus, we had 13,936,300 shares outstanding, including 422,800 shares that are freely transferable under the Securities Act. This offering and two additional planned registrations of the stock issuable upon exercise of our outstanding warrants and options have the short-term potential to increase the number of outstanding shares to 16,761,600 and increase the number of freely transferable shares to 10,960,900.

We had 2,825,400 warrants and vested stock options outstanding on September 30, 2004, including:

•	1,796,300 capital warrants that are presently exercisable at an average price of $1.94 per share;

•	829,900 investor warrants that are presently exercisable at an average price of $2.67 per share; and

•	199,200 vested stock options that are presently exercisable at an average price of $1.15 per share;

Within 30 days after the effective date of this registration statement, we intend to file a Form S-1 registration statement for 3,101,400 shares of common stock that have been issued or are presently issuable upon the exercise of warrants. When that registration statement is declared effective, all of the warrant shares will become eligible for resale under the Securities Act. We also plan to file a Form S-8 registration statement for 629,300 shares of common stock underlying our outstanding contractual stock options and 1,250,000 shares that are issuable in connection with incentive awards under our stockholder approved compensation plans. Our planned Form S-8 registration statement will become effective upon filing and thereafter all shares issued or issuable upon exercise of contractual options and other incentive awards will be eligible for resale under the Securities Act.

In addition to the shares described in this prospectus and the shares that will be included in our two planned registration statements, certain other restricted securities will become eligible for resale in the future under Rule 144. These securities include:

•	251,700 shares that are immediately eligible for resale;

•	4,662,000 shares that will become eligible for resale in January 2005; and

•	887,100 shares that will become eligible for resale at various times during 2005;

A substantial increase in the supply of transferable shares is likely to depress the market price of our stock. If holders of our stock were to offer a substantial number of shares for sale at or about the same time, the price decline would probably be dramatic. The availability of a large supply of transferable shares might make it more difficult for us to sell common stock in the future or reduce the price at which we could sell shares of our common stock.

We do not control the Mega-C Trust and we have no power to control the trustee’s decisions to effect sales or in-kind distributions of our shares.

While we believe the provisions of the trust agreement will be adequate to protect our company from alleged securities law violators, we do not control the Mega-C Trust and we have no power to control the trustee’s decisions to effect sales or in-kind distributions of our shares. As a result of the involuntary Chapter 11 proceeding that we commenced against Mega-C, the future actions of the trustee became subject to Bankruptcy Court supervision. The disposition of the shares held by the Mega-C Trust will ultimately be governed by the terms of Mega-C’s Chapter 11 plan of reorganization. There can be no assurance that the Mega-C Trust will not distribute shares to persons that we would choose to exclude from share ownership if we had the power to do so.

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Because of factors unique to us, the market price of our common stock is likely to be volatile.

Daily trading in our common stock commenced in January 2004. Because of the manner in which we became a public company; the relatively small number of shares currently available for resale; the large number of shares that will be sold or distributed by the Mega-C Trust; the early stage of our business and numerous other factors, the trading price of our common stock is likely to be highly volatile. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new products by competitors; changes in competitive conditions or trends in the battery industry; changes in governmental regulation and changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, could adversely affect our future stock price. Investors should not purchase our shares if they are unable to suffer a complete loss of their investment.

Our current “bid” and “asked” prices may not stabilize at current levels

On June 4, 2004, our stockholders approved the equivalent of a 1 share for 16 reverse stock split. Since the reverse split, trading has been sporadic, trading volumes have been low and the market price has been extremely volatile. The closing bid and asked prices for our common stock were $3.70 and $4.00 per share, respectively, on November 22, 2004. The current quotations are not necessarily a reliable indicator of value and there is no assurance that the market price of our common stock will stabilize at or near current levels.

Our common stock is presently subject to the "penny stock" rules which may make it a less attractive investment.

SEC rule 3a51-1 defines a "penny stock" as any equity security that is not listed on the Nasdaq system or a national securities exchange and has an inside bid price of less than $5 per share. Our common stock is currently subject to the penny stock rules. Before effecting a transaction that is subject to the penny stock rules, a broker-dealer must make a determination respecting the suitability of the purchaser; deliver certain disclosure materials to the purchaser and receive the purchaser's written approval of the transaction. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from purchasing such securities. Therefore, both the ability of a broker-dealer to recommend our common stock and the ability of holders of our common stock to sell their shares in the secondary market is likely be adversely affected. Until the inside bid price of our stock exceeds $5 per share, the penny stock rules will decrease market liquidity and make it difficult for you to use our stock as collateral.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Our Business,” contains forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from anticipated future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail elsewhere in this prospectus under the heading “Risk Factors,” include, but are not limited to:

•	The history of our E3Cell technology, the origins of our company and the origins of the Mega-C Trust;

•	Our limited financial resources and our potential to incur additional operating losses, which raise substantial doubt about our ability to continue as a going concern;

•	Our immediate need for additional financial resources to support our ongoing business activities;

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•	Our involvement in pending lawsuits that focus on the prior activities of Mega-C and could impair our rights to develop in the E3Cell technology for use in certain markets;

•	Our status as a development stage company with an unproven technology and a rapidly evolving and unpredictable business model;

•	The early stage of our research and development and our need to overcome certain technical challenges and improve the performance of our E3Cell technology;

•	The anticipated delay of 18 to 24 months before we can complete testing and introduce a product;

•	Our need to develop cost-effective manufacturing methods for our carbon electrodes and establish manufacturing capabilities for our proposed products;

•	Our status as a small participant in an intensely competitive and rapidly evolving market;

•	The absence of any assurance that a market will exist for any products we develop;

•	Our reliance on patents, trade secrets and unpatented technology that could infringe intellectual property rights held by others;

•	Our reliance on technology that could be rendered obsolete by new technologies developed by third parties;

•	Our reliance on officers, directors and employees who are exculpated from most liabilities to our company, indemnified for most liabilities to third parties and collectively control an effective majority of our shares;

•	Our plans to offer generous equity compensation to employees and use our stock to finance acquisitions;

•	Our lack of control over the Mega-C Trust and the decisions of the trustee;

•	The absence of an established public market for our stock and the lack of illiquidity for our stock in the over-the-counter market;

•	The large number of share that will be sold or distributed by the Mega-C Trust and the substantial additional supply of free trading shares that will be created by our planned registration statements; and

•	Other factors described in this prospectus.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from the anticipated results expressed in our forward-looking statements. Any forward-looking statement you read in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, each of which provide protection in connection with certain forward-looking statements, do not directly protect any statements we make in connection with this offering.

DETERMINATION OF OFFERING PRICE AND USE OF PROCEEDS

The Mega-C Trust will receive the cash proceeds from the resale of our shares and we are not entitled to receive any portion of those proceeds. The shares described in this prospectus are subject to the jurisdiction of the Bankruptcy Court and the Mega-C Trust will not be permitted to sell, transfer or dispose of any of the shares without

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a court order that specifies the number of shares to be sold, the offering terms, the use of proceeds and any restrictions on the manner of sale. Each authorized series of sales or other dispositions will require a post-effective amendment to our registration statement that updates the information in this prospectus and provides detailed information on the order,

Mega-C’s plan of reorganization may include provisions for the repayment of approximately $900,000 that Mega-C owes to our company and approximately $390,000 that Mega-C owes to the founders of Axion (Ontario). To the extent that Mega-C’s reorganization plan requires or permits cash payments to our company or any of our officers, directors, principal stockholders or affiliates, the amount of the anticipated payments will be disclosed in a post-effective amendment to our registration statement and appropriate prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2004. This data is qualified in its entirety by our financial statements.

As of September30, 2004
Common stock, $0.0001 par value, 50,000,000 shares authorized, 13,535,500 shares issued and outstanding	$1,354
Preferred stock, $0.0001 par value, 12,500,000 shares authorized	-
Additional paid-in capital	4,145,154
Accumulated deficit	(2,650,653)
Cumulative translation adjustment	12,288
Total stockholders’ equity	$1,508,143

The foregoing capitalization table excludes the proceeds received and the shares of common stock issued after September 30, 2004 in connection with the exercise of 66,800 Series I investor warrants at $1.50 per share and the sale of 334,000 shares of common stock to the founders of Axion (Ontario) in connection with a $501,000 cash call. It also excludes the anticipated proceeds from the future exercise of 829,900 investor warrants at an average price of $2.67 per share and 199,200 vested stock options at an average price of $1.15 per share. Holders of warrants and options have no duty to exercise their purchase rights, or to exercise them at any particular time.

SELECTED FINANCIAL DATA

Impact of business combination

Tamboril was an inactive public shell from January 1999 until it acquired Axion (Ontario) in December 2003. The business combination was classified as a reverse takeover for accounting and financial reporting purposes and Axion (Ontario) was treated as the acquiring company. Tamboril had no material assets or liabilities that survived the business combination and its separate operating expenses for the period prior to the business combination were excluded from our audited financial statements for the year ended December 31, 2003. We believe selected financial data for Tamboril’s operations prior to the business combination is not material to an investment decision and have truncated the selected financial data disclosure required by Item 301 of Regulation S-K to minimize confusion.

Summary Statement of Operations data

Axion (Ontario) commenced operations in the fourth quarter of 2003. We became members of a consolidated group in December 31, 2003 when Axion (Ontario) and Tamboril closed their business combination. The following table provides summary information on our consolidated results of operations for the four most recently completed fiscal quarters and the nine-months ended September 30, 2004. This statement of operations data is qualified in its entirety by our financial statements.

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	Quarter and Year Ended December 31, 2003	Quarter Ended March 31, 2004	Quarter Ended June 30, 2004	Quarter Ended September 30, 2004	Nine Months Ended September 30, 2004
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$0	$0	$0	$0-	$0
General and administrative	252,865	$311,350	400,857	356,191	1,068,397
Research and development	253,435	$281,629	365,736	428,591	1,075,956
Net loss	($506,300)	($592,979)	($766,592)	($784,782)	($2,144,353)
Net loss per share	($0.17)	($0.05)	($0.06)	($0.06)	($0.16)
Weighted average shares outstanding	3,002,000	12,759,274	12,981,024	13,327,665	13,020,759

Summary Balance Sheet data

The following table provides summary consolidated balance sheet information as of September 30, 2004 and December 31, 2003. This balance sheet data is qualified in its entirety by our financial statements.

	September 30, 2004	December 31, 2003
	(Unaudited)	(Audited)
Current assets	$90,006	$455,369
Other assets (1)	2,794,532	2,182,148
Current liabilities	1,376,395	1,247,000
Stockholders’ equity	1,508,143	1,390,517

Our balance sheet includes notes from receivable from Mega-C that aggregated $388,148 at December 31, 2003 and $739,100 at September 30, 2004. In connection with Mega-C’s Chapter 11 reorganization, we expect to be classified as a general unsecured creditor and believe Mega-C’s assets will be sufficient to satisfy our claims. The reported values may be subject to impairment based on future events.

MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

During the years ended December 31, 2003 and 2002, our company was inactive and there was no significant trading activity. Since January 2004, trading in our common stock has been limited and sporadic. Our common stock is not listed on a national securities exchange or the Nasdaq stock market. It is quoted in the OTC Pink Sheets and trades under the symbol AXPW. The following table sets forth, for the periods shown, the high and low prices paid for our common stock as reported by Pink Sheets, LLC, the publisher of the OTC Pink Sheets. The closing bid and asked prices for our common stock were $3.70 and $4.00 per share, respectively, on November 22, 2004.

	Low	High
First quarter ended March 31, 2004	$0.80	$5.44
Second quarter ended June 30, 2004	$2.40	$7.20
Third quarter ended September 30, 2004	$4.00	$5.00
Fourth quarter through November 22, 2004	$3.50	$4.50

Number of stockholders

Based on information derived in connection with the solicitation of proxies for our 2004 annual meeting of stockholders, we believe we have approximately 808 stockholders, including 373 stockholders of record and 444 beneficial owners who hold shares in brokerage and other street name accounts.

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No dividends

We have never declared or paid cash or other dividends on our common stock and do not expect to pay cash dividends for the foreseeable future. We currently intend to retain all future earnings, if any, for use in the operation of our business and to fund future growth. Any future cash dividends will depend upon our results of operations, financial conditions, cash requirements, the availability of adequate capital surplus and other factors. We are not presently subject to any debt related dividend restrictions.

Securities authorized for issuance under equity compensation plans

The following table provides summary information on our equity compensation plans.

Equity Compensation Plan Information
Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders
2004 Incentive Stock Plan	39,600	$4.07	960,400
2004 Directors' Option Plan	39,600	$4.07	210,400
Equity compensation plans not approved by stockholders
Contractual option grants to officers and attorneys	629,300	$3.10
Total equity awards	708,500	$3.21	1,170,800

In January 2003, members of the law firm of Petersen & Fefer were granted a contractual option to purchase 189,300 shares of our common stock at a price of $2.00 per share as partial compensation for services rendered. In August 2004, the exercise price of the options was reduced to $1.00 per share for their remaining term. The options are fully vested and may be exercised at any time prior to December 31, 2005.

In connection with the execution of a four-year employment agreement, our chief executive officer Charles Mazzacato was granted a non-plan option to purchase 240,000 shares of our common stock at a price of $4.00 per share. This option will vest at the rate of 60,000 shares per year commencing July 1, 2005 and be exercisable for a period of five years after each vesting date.

In connection with the execution of a four-year employment agreement, our chief financial officer Peter Roston was granted a non-plan option to purchase 200,000 shares of our common stock at a price of $4.00 per share. This option will vest at the rate of 50,000 shares per year commencing July 1, 2005 and be exercisable for a period of five years after each vesting date.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of the financial condition and results of operations of our company should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus.

Overview

We had no revenues and incurred a net loss of ($506,300) for the year ended December 31, 2003. We had no revenues and incurred a net loss of ($2,144,353) for the nine-month period ended September 30, 2004. The auditors’

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report on our financial statements for the year ended December 31, 2003 contains an explanatory paragraph that our financial statements have been prepared assuming that our company will continue as a going concern and that our limited financial resources and our potential to incur operating losses raises substantial doubt about that assumption. We do not expect to generate revenue for a period of 24 months from the date of this prospectus, if ever. We will not be able to continue our business without obtaining additional funds from the sale of securities or other sources. We have no commitments for capital. There is no assurance that we can continue as a going concern.

Results of Operations

No revenue We have no revenue generating assets or business activities. We will not generate revenue from the sale of products until we complete our planned material and application evaluation activities. While we may be able to generate modest revenues from the production of Pilot Batteries, the amount and timing of future revenues are uncertain. We do not expect to generate material revenue from the sale of products for 24 months.

Increasing net losses During the fourth quarter of 2003 and the first three quarters of 2004 we incurred selling, general and administrative expenses, research and development expenses and net losses as follows:

	Fourth Quarter 2003	First Quarter 2004	Second Quarter 2004	Third Quarter 2004
Selling, general and administrative	$252,865	$311,350	$400,857	$356,191
Research and development	$253,435	$281,629	$365,736	$428,591
Net loss	($506,300)	($592,979)	($766,592)	($784,782)

A detailed breakdown of our selling, general and administrative expenses over the last four fiscal quarters is set forth in the following table:

	Fourth Quarter 2003	First Quarter 2004	Second Quarter 2004	Third Quarter 2004
Litigation related legal fees and expenses	$252,865	$118,116	$55,560	$82,416
Directors and officers compensation		36,776	168,541	84,639
Administrative staff expenses		78,225	91,438	34,536
Exchange Act compliance and reporting		45,749	54,475	123,911
Facilities, utilities and maintenance		32,484	30,843	30,689

Known trends The largest single component of our general and administrative budget has been legal and professional fees associated with pending litigation. We have spent $508,957 on litigation related expenses over the last twelve months. In the first quarter of this year, the law firm of Petersen & Fefer assumed primary responsibility for litigation coordination, developed a comprehensive litigation strategy and changed our relationships with external law firms, resulting in substantial cost reductions that are expected to continue in future periods. We believe the Chapter 11 reorganization of Mega-C is likely to reduce our future legal expenses by consolidating diverse legal proceedings in a single court and shifting Mega-C’s share of the litigation costs to the Mega-C Trust. Nevertheless, litigation costs are expected to be the most volatile and unpredictable component of our general and administrative budget for an indefinite period of time. In August 2004, our board approved a $1 reduction in the exercise price of 306,000 options and warrants held by members of the law firm of Petersen & Fefer in recognition of the substantial uncompensated service provided by that law firm during the first eight months of the current year.

We expect to incur substantial non-cash expenses associated with equity compensation awards to our officers, employees and others. In August 2004 we entered into employment agreements with Charles Mazzacato and Peter Roston. In connection with these agreements, we granted Mr. Mazzacato and option to purchase 240,000 shares and we granted Mr. Roston an option to purchase 200,000 shares. Both of these options provide for an exercise price of $4.00 per share and vest over a period of four years from the date of grant. The estimated fair value of these options, determined using the Black-Scholes option-pricing method, together with the estimated fair value of any additional options we issue in the future will be charged to expense over the option vesting period. These non-cash charges are likely to significantly increase our reported operating expenses and losses for an extended period of time.

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Non-financial metrics We do not presently use any non-financial metrics as indicators of our current and future financial condition and operating performance.

Outlook for the remainder of 2004 and the first nine months of 2005 After giving effect to known and anticipated operating conditions and our current operating plans, the following table summarizes our anticipated cash outlays, anticipated non-cash expenses and anticipated operating losses for each of the next four fiscal quarters.

	Fourth Quarter 2004	First Quarter 2005	Second Quarter 2005	Third Quarter 2005
Anticipated cash outlays	$990,000	$1,089,000	$1,197,900	$1,317,690
Anticipated non-cash expenses	56,250	56,250	56,250	56,250
Anticipated net loss	($1,046,250)	($1,145,250)	($1,254,150)	($1,373,940)

Our cash outlays and operating losses over the next four quarters may be significantly higher than current estimates because of unforeseen developments. While our limited operating history makes it difficult for us to predict future operating results, we expect to incur ongoing losses of increasing magnitude for the foreseeable future.

Liquidity and Capital Resources

Since inception, we have financed all of our operations through private sales of common stock. We raised $1,900,000 in capital during the year ended December 31, 2003 and $1,949,612 in additional capital during the first nine months of 2004. Since September 2004, we have received $601,200 in additional capital including $100,200 in cash proceeds from the exercise of 66,800 Series I investor warrants and $501,000 in proceeds from the sale of 334,000 shares of common stock to the founders of Axion (Ontario) in connection with a voluntary cash call. To date, our financing activities have only kept pace with our expenditures and we have no meaningful cash balances. We are presently seeking additional capital.

We had $90,006 in current assets and $1,376,395 in current liabilities at September 30, 2004, resulting in a working capital deficit of ($1,286,399). The bulk of this working capital deficit is attributable to a $1 million obligation that will be payable to C&T when bulk-manufacturing processes have been developed for all principal components of our proposed products and there has been sufficient testing to justify a determination that the E3Cell technology is ready for commercialization.

We have issued 1,796,300 capital warrants that are exercisable at an average price of $1.94 per share and 829,900 investor warrants that are exercisable at prices ranging from $1.50 to $4.00 per share. We intend to file a registration statement for the common stock underlying these warrants promptly after the effective date of this registration statement. Since our investor warrants incorporate provisions that will increase the exercise price of any investor warrants that are not exercised within 30 days after the effective date of our planned registration statement, we believe the investor warrants will be promptly exercised. The following table provides summary information on the anticipated proceeds from the exercise of investor warrants.

Warrant	Number of	Primary Exercise Period		Step-up	Secondary Exercise Period
Series	Warrants	Price	Proceeds	Date	Price	Proceeds
Series I	350,300	$1.50	$525,450	30-days	$2.00	$700,600
Series II	225,000	$3.00	$675,000	30 days	$4.00	$900,000
Series III	254,600	$4.00	$1,018,400	30-days	$5.00	$1,273,000

While it is not legally obligated to do so, we believe C&T may decide to offset all or a portion of its $1 million receivable from us against the exercise price of capital warrants held by its shareholders.

We believe our current financial resources and the proceeds from the anticipated warrant exercises will be adequate to provide for our cash requirements until we obtain an order of effectiveness for our planned registration statement. Thereafter, we believe the cash proceeds from additional warrant exercises will be adequate to provide for our cash requirements through the completion of our planned material evaluation activities. We will not be able

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to commence our planned application evaluation activities or begin pilot commercial battery production without obtaining additional funds from the sale of additional securities or from other sources. We believe we will need at least $10 million in additional capital when we commence our planned application evaluation activities, however, capital requirements are difficult to plan for companies that are developing new products. We expect that we will need additional capital to pay the expenses of our research and testing activities, pay our day-to-day operating costs, finance additions to our infrastructure, pay for the development of manufacturing capabilities and the testing of our proposed products, pay for the development of a sales and marketing organization and finance the acquisition of other assets, technologies and businesses. We intend to pursue additional financing as opportunities arise.

Our ability to obtain additional financing will be subject to a variety of uncertainties. The inability to raise additional funds on terms favorable to us, or at all, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional capital when required, we will be forced to scale back our planned expenditures, which would adversely affect our growth prospects.

As a result of our limited operating history, our operating plan and our growth strategy are unproven. There are no assurance that our operating plan and growth strategy will be successful or that we will be able to compete effectively, achieve market acceptance for our products or otherwise address the risks associated with our existing and proposed business activities.

Contractual Obligations

We have contractual obligations that may affect our financial condition. The following table summarizes our significant contractual obligations as of the date of this prospectus:

	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Long term debt, capital lease and operating lease obligations	$0	$0	$0	$0	$0
Employment contracts	700,000	175,000	350,000	175,000
C&T acquisition agreement	1,000,000	1,000,000	0
Total	$1,700,000	$1,175,000	$350,000	$175,000	$0

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of our financial statements requires us to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Our estimates, judgments and assumptions are continually re-evaluated based upon available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Areas in which significant judgment and estimates are used include, but are not limited to, notes receivable and equity-based compensation.

Notes Receivable We review the recoverability of our other assets including notes receivable, equipment, goodwill and patents, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. Our financial statements include notes receivable from Mega-C that totaled $739,100 at September 30, 2004. In connection with Mega-C’s Chapter 11 reorganization, we expect to be classified as a general unsecured creditor. While we believe Mega-C’s assets will be sufficient to satisfy our claims, the reported values may be subject to impairment based on future events.

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Equity-based Compensation We have adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 "Accounting for Stock-Based Compensation," which is considered the preferred method of accounting for stock-based employee compensation. All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted. Previously, we accounted for employee stock options using the intrinsic value method of APB 25.

Internal controls In connection with the preparation of our Report on Form 10-QSB for the period ended September 30, 2004, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures. The evaluation was conducted under the supervision and with the participation of our chief executive officer and our chief financial officer. Based on that evaluation, our company’s management including our chief executive officer and our chief financial officer concluded that the design of our system of disclosure controls and procedures was effective to ensure that material information relating to our company is made known to them and that our system of disclosure controls and procedures is operating to provide a reasonable level of assurance that information required to be disclosed in our reports is recorded, processed, summarized and reported in a timely manner. There have been no significant changes in our internal controls or in other factors that could significantly affect internal controls between the date of our evaluation and the date of this prospectus.

Quantitative and Qualitative Disclosures Regarding Market Risk

Historically, we have been exposed to immaterial levels of market risk and have not been significantly exposed to fluctuations in currency exchange rates. However, our financial statements are reported in U.S. dollars and the functional currency of Axion (Ontario) is the Canadian dollar. Therefore, our financial statements reflected a cumulative currency translation adjustment of $35,064 as of September 30, 2004. We believe the bulk of our future expenses and a substantial portion of any future revenues are likely to be denominated in currencies other than the U.S. dollar, thereby increasing our exposure to exchange rate gains and losses on non-U.S. currency transactions. We do not currently enter into forward exchange contracts to hedge exposure denominated in foreign currencies or any other derivative financial instruments for trading or speculative purposes. In the future, if we believe our currency exposure merits, we may consider entering into transactions to help mitigate that risk.

Our cash is invested in bank deposits denominated in U.S. dollars and Canadian dollars. The carrying value of these cash equivalents approximates fair market value. Our investments are subject to interest rate risk, which is the risk that our financial condition and results of operation could be adversely affected due to movements in interest rates. Given our historically low cash balances, however, we believe interest rate risks are immaterial.

HISTORY OF OUR COMPANY

Axion (Ontario) was incorporated in the province of Ontario, Canada on September 18, 2003 and continued as a Canadian federal corporation on December 17, 2003. On November 15, 2003 Axion (Ontario) entered into an agreement with C&T that gave Axion (Ontario) the exclusive license to develop the E3Cell technology for use in a limited class of applications. The original license agreement:

•	Included all “stationary applications” like uninterruptible power supplies, power conditioning systems and short-term storage systems for wind and solar power generating facilities and conventional electric utilities;

•	Excluded all “mobile applications” like portable consumer products, automotive products, forklifts, wheelchairs and other electric vehicles;

•	Gave C&T an equity interest in Axion (Ontario) and provided for a series of technology development and royalty payments to C&T; and

•	Gave Axion (Ontario) the right to acquire C&T’s patents, reserved royalties and reserved rights to develop the E3Cell technology for use in mobile applications for combination of cash and equity securities if Axion (Ontario) became a publicly held company after the date of the license.

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The opportunity to acquire ownership of C&T’s patents, reserved royalties and reserved rights to develop the E3Cell technology for use in mobile applications was the driving force behind the business combination between Axion (Ontario) and Tamboril. When we negotiated the business combination, we believed that consolidation of all technology rights in a single entity would reduce the cost and complexity of future research and development work, mitigate the risks associated with an unfavorable outcome in the pending litigation arising from the operations of Mega-C and otherwise facilitate the development of the E3Cell technology and simplify the introduction of products based on the technology. In our worst-case scenario, we believed the combined companies would have:

•	The unrestricted right to use the E3Cell technology in mobile applications; and

•	The right to receive all royalties and other payments that C&T had reserved under its initial agreement with the Taylor Group.

Since we believed that stationary applications represented a small percentage of the potential market for the E3Cell technology and we believed the royalties retained by C&T were likely to constitute the bulk of the potential profit from the sale of E3Cell products for use in stationary applications, we ultimately concluded that the resolution of the conflicting claims to certain technology rights would not materially impact our long-term business potential.

In December 2003, we closed a business combination with Axion (Ontario) and C&T that was structured as a reverse takeover of Axion (Ontario) coupled with a technology purchase from C&T. In connection with the business combination:

•	We issued 10,773,200 shares of common stock in exchange for 100% of the outstanding securities of Axion (Ontario);

•	The stockholders of C&T purchased 1,250,000 shares of common stock from our former principal stockholders;

•	We agreed to purchase C&T’s patents, reserved royalties and reserved rights to develop the E3Cell technology for use in mobile applications for 1,592,600 capital warrants; and

•	C&T reserved its rights to receive the unpaid balance of the $1,794,000 in cash license fees provided for in the original license agreement.

As a negotiated element of the business combination, we established the Mega-C Trust for the purpose of holding a substantial equity interest in our company until Mega-C’s legal and regulatory problems are resolved. Of the 10,773,200 shares that we issued in exchange for the outstanding securities of Axion (Ontario), 7,327,500 shares were deposited in the Mega-C Trust and the remaining 3,445,700 shares were issued to the former stockholders of Axion (Ontario). A portion of the shares held by the Mega-C Trust will be sold to pay the administrative costs of Mega-C’s Chapter 11 reorganization and the claims of its creditors. Any shares that are not sold for those purposes will be distributed to or sold for the benefit of Mega-C’s shareholders in accordance with Mega-C’s reorganization plan and the trust agreement.

DESCRIPTION OF OUR BUSINESS

Industry overview

The battery industry manufactures devices that store electrical energy in chemical form for use on demand by an electrical apparatus. The products produced by battery manufacturers range from simple batteries that provide electricity at the flip of a switch to smart batteries that use sophisticated systems to control charging, discharging and other operating parameters. The battery industry is experiencing a period of rapid growth that is fueled in part by:

•	Environmental concerns over transportation systems that rely on fossil fuels;

•	Economic concerns over the availability and cost of fossil fuels;

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•	The emergence of new technologies for communications, transportation and power generation; and

•	Rapid development and industrialization in less developed countries.

Notwithstanding the rapid and sustained growth, the battery industry faces a number of important technical challenges, including:

•	Developing products that have improved power output to weight ratios;

•	Developing products that have faster charge and discharge rates;

•	Developing products that can withstand repeated charge/discharge cycling without loss of performance;

•	Developing products that make a greater proportion of the stored energy available for use; and

•	Developing products that can be recycled using existing technologies and infrastructures.

In response to these challenges, the battery industry is developing and introducing new products based on technologies that are increasingly complex, sophisticated and expensive. We believe growth and technical change in the battery industry will continue to accelerate for the foreseeable future.

Overview of lead-acid battery technology

The most common form of electrochemical battery is the lead-acid battery. Lead-acid batteries are essential components in a wide variety of consumer and industrial products including:

•	Automotive electrical systems;

•	Golf carts, wheelchairs, forklifts and other motive applications;

•	UPS systems for computers and sensitive electronics; and

•	DC power systems for communications networks.

Despite their market prominence, lead-acid batteries have a number of significant limitations, including:

•	Limitations on acceptable charge and discharge rates;

•	Life spans that are limited by internal chemical processes that deteriorate over time and significantly impact battery performance after a predictable number of discharge cycles;

•	Limitations on the proportion of stored energy that can be used without damaging the battery; and

•	Substantial maintenance requirements.

A conventional lead-acid battery contains two lead-based electrodes, one negative and one positive. In most cases, these lead electrodes are the primary life-limiting components. Over the life of a typical lead-acid battery, internal chemical processes including sulfate crystallization, mass shedding and electrode grid corrosion result in progressive and irreversible deterioration of the electrodes. As the electrodes deteriorate, the battery loses its ability to accept and hold a charge. Eventually, the only alternative is to replace the battery.

Lead-acid batteries deteriorate at different rates due to a variety of factors including the number of times the battery is charged and discharged; the rate of charge; the rate and depth of discharge; and environmental conditions that effect internal electrochemistry.

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Despite the inherent weaknesses of lead-acid technology, the global market for lead-acid batteries accounts for approximately $30 billion in annual sales. We believe demand for lead-acid batteries will continue to expand rapidly for the foreseeable future.
Our E3Cell batteries

Our E3Cell replaces the lead negative electrode in a conventional lead-acid battery with two highly permeable nanoporous carbon electrodes that minimize the physical deterioration associated with lead electrodes and give our E3Cells a combination of battery and supercapacitor characteristics that are not attainable with other technologies. If ongoing development and testing continue to confirm our laboratory results and we can resolve the known technical issues described in this prospectus, we believe our E3Cell technology may offer a cost-effective alternative to lead-acid battery technology that will:

•	Charge three to five times faster;

•	Offer three to four times as many charge/discharge cycles in deep discharge applications;

•	Withstand repetitive 90% depth of discharge without significant loss of battery performance; and

•	Require minimal maintenance.

We have no products and no revenue. Initially, we plan to focus on developing batteries for UPS systems and communications networks. Our second target market will be short-term energy storage systems for wind and solar power generating facilities. Our third target market will be short-term energy storage and grid buffering systems for conventional electric utilities. If we can establish a credible presence in one or more of these high value industrial sectors, we may also attempt to develop products for use in a variety of consumer products including hybrid automobiles, forklifts, wheelchairs and golf carts. There is no assurance that we will be able to develop a product based on our technology or that we will have the ability to manufacture and market any products we develop.

Potential Enabling technology

We believe batteries based on our E3Cell technology have the potential to become an enabling technology for the cost-effective short-term storage of electricity produced by both wind and solar power generating facilities and traditional electric utilities. While wind and solar power technologies are highly prized for environmental reasons, variable weather conditions and the lack of cost-effective energy storage solutions impair the economics of wind and solar power. Likewise, utilities typically build power plants to meet peak demands in a service area and it is difficult and expensive to adjust power outputs for demand fluctuations. As a result, a substantial portion of the electricity generated in North America is wasted because it is generated during off-peak hours.

Our E3Cell technology is well suited to industrial applications that require rapid charging and repetitive deep cycle discharging. Moreover, batteries based on our E3Cell technology have the potential to offer three to four times as many charge/discharge cycles in deep discharge applications. If our development work is successful, we believe our E3Cell technology may have the potential to reduce the unit cost of short-term energy storage to a point where the value of the stored energy exceeds storage costs. If we can engineer cost effective short-term energy storage systems, the demand from alternative generating facilities and traditional utilities could be substantial.

Applied nanotechnology solutions

The National Nanotechnology Initiative (the “NNI”) is a federal research and development program created by the White House to coordinate multi-agency efforts in nanoscale science, engineering, and technology. Seventeen Federal agencies including the Department of Energy participate directly in the NNI and a variety of other education and research organizations contribute to the NNI through studies, cooperative research and development projects and other collaborations. The NNI broadly defines a new technology as "nanotechnology" if it includes each of the following elements:

•	Research and technology development at the atomic, molecular or macromolecular levels, in the length scale of approximately 1 to 100 nanometers;

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•	Creating and using structures, devices and systems that have novel properties and functions because of their small and/or intermediate size; and

•	Ability to control or manipulate on the atomic scale.

We do not build nanostructures by manipulating individual atoms or molecules. Instead, we begin with activated carbon and use proprietary technology to:

•	Optimize naturally occurring porosity in the 10- to 100-nanometer in size range;

•	Create massive structural permeability; and

•	Integrate processed carbon into a self-regulating system results in a unique combination of battery and supercapacitor characteristics.

In a small but important way, we believe our methods for making nanostructure enhanced carbon electrodes are properly classified as applied nanotechnology.

Our E3Cell battery design

The full technical description of an electrical storage device based on our E3Cell technology is a “multi-celled asymmetrically supercapacitive lead-acid-carbon hybrid battery.” Where a lead-acid battery uses two lead-based electrodes in each cell, our E3Cell battery uses a lead-based electrode for the positive pole and two polarizable nanoporous carbon electrodes for the negative pole. We are devoting substantial financial and technical resources to the development of manufacturing techniques will allow us to manufacture nanoporous carbon electrodes at a cost that is reasonably competitive with the cost of conventional lead electrodes. If we are unable to manufacture quality electrodes at a competitive cost we will be unable to develop a competitive product based on our E3Cell technology

The key feature that differentiates our E3Cell battery from a traditional lead acid battery is our use of two highly permeable nanoporous carbon electrodes to replace the lead-based negative electrode. This eliminates the physical deterioration associated with lead-based negative electrodes and gives our E3Cell batteries a number of supercapacitive characteristics. As a result, our E3Cell batteries are expected to perform better in high performance applications where rapid charge rates and the ability to withstand a large number of charge and deep discharge cycles are critical requirements.

In many respects, the configuration of our E3Cell battery will be similar to conventional lead-acid batteries. Our E3Cells, each of which has a maximum power output of approximately 2.4 volts, will be arranged in a multi-cell configuration and use similar positive electrodes, separators, terminals, electrolytes and assembly techniques. Because of the parallels, our finished product is expected to look similar to a conventional battery. We believe the production of E3Cell batteries should be largely compatible with existing lead-acid battery production facilities and assembly processes. If our E3Cell technology is well received, we believe lead-acid battery manufacturers will be able to adapt existing production lines to our E3Cell technology for a fraction of the cost of a new facility.

Our Commercialization Path

Our commercialization path involves a four-stage process that began with several years of laboratory research and has now proceeded to the fabrication and testing of Engineering Prototypes. When our material and design evaluation and characterization activities are sufficiently advanced, we intend to fabricate and test more robust Application Prototypes for specific uses. If our application specific testing is successful, we intend to manufacture Pilot Batteries in sufficient volume to determine whether our proposed products can be successfully commercialized.

Material and design evaluation stage Our principal laboratory research is complete. Since early 2004, we have focused on fabricating and testing a variety of Engineering Prototypes that include:

•	Single-plate cells that are used to evaluate the performance of specific components and electrochemical formulations;

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•	Multi-plate cells that are used to evaluate the likely performance characteristics of our proposed products;

•	Multi-cell batteries fabricated from single-plate cells that are used to determine how our E3Cell technology functions in an integrated system; and

•	Multi-cell batteries fabricated from multi-plate cells that are used to determine whether our proposed designs will consistently meet our performance expectations.

The primary goal of our material and design evaluation activities has been to further refine our electrochemistry, optimize our production techniques and provide a series of standard prototypes that can be used for comprehensive performance analysis. Our current Engineering Prototypes cannot be used outside a laboratory setting. However, they are suitable for independent testing by third party technical consultants and manufacturing partners.

The three key participants in our material and design evaluation activities are Dr. Brian Conway, a Professor Emeritus of Chemistry at the University of Ottawa and a recognized expert in the field of advanced batteries and electrochemistry, East Penn Manufacturing Company, Inc., one of the largest independent battery manufacturers in North America, and Sandia National Laboratories, an independent testing facility owned by the U.S. Department of Energy and managed by Lockheed Martin Corporation.

Dr. Conway has been actively involved in the development and testing of our E3Cell technology for several years. His earlier testing of early laboratory prototypes and his more recent testing of our Engineering Prototypes demonstrated the principal performance characteristics of our E3Cell technology and provided substantial technical guidance to our scientific and engineering teams. We believe our technical consulting relationship with Dr. Conway will continue for the foreseeable future.

We have entered into a memorandum of understanding with East Penn that establishes the framework for a three-phase joint development and testing program that includes pre-commercial laboratory testing; pre-commercial product testing; and co-development of a series of pilot commercial batteries. We believe this joint development and testing program will, if successfully completed, advance our E3Cell technology from the material evaluation stage to initial product rollout. Our MOU with East Penn only provides a general framework for our planned cooperation and does not include a detailed listing of the tasks to be completed, a complete allocation of the anticipated costs or the specific terms of the future economic relationship between our companies. Instead, the MOU contemplates that each stage of the testing and development process will be described in a more detailed agreement that clearly defines the respective rights and responsibilities of the parties.

In cooperation with East Penn, we have negotiated the terms and testing protocols for an independent testing contract with Sandia National Laboratories. We are presently engaged in performing an in-house version of the proposed Sandia tests using our Engineering Prototypes. When our in-house testing is completed, we will send the Engineering Prototypes to Sandia for independent confirmation of our test results. We expect Sandia to complete its formal independent testing of our Engineering Prototypes in the first quarter of 2005. Based on the results of that testing, we intend to finalize the designs for our first Application Prototypes and begin the procurement process for the necessary components.

Application evaluation stage If our material evaluation activities continue to yield favorable results, we plan to commence an application-specific testing program in the second half of 2005. We have begun the process of designing Application Prototypes that are tailored to the particular requirements of the UPS and communications markets. During the first stage of the application evaluation process, we intend to:

•	Fabricate a series of preliminary Application Prototypes;

•	Conduct extensive in-house performance testing;

•	Design a standardized Application Prototype for use in field testing; and

•	Establish the necessary manufacturing and quality control protocols;

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There is no assurance that our preliminary application evaluation activities will be successful or that we will ever be in a position to proceed to the field-testing phase of the application evaluation process. We believe our proposed field-testing program will include the following additional tasks:

•	Fabricate Application Prototypes in sufficient quantities to support the field testing program;

•	Deliver Application Prototypes to our testing partners for assessment, evaluation and testing in specific environments;

•	Provide engineering and technical support to our testing partners in connection with their assessment, evaluation and testing activities;

•	Analyze the performance of our Application Prototypes and make any required changes to accommodate the needs of our testing partners and their customers; and

•	Finalize the designs and specifications for our first generation of Pilot Batteries.

We believe the design and testing of Application Prototypes will require a minimum of twelve months. During the application evaluation stage, our goal will be to test Application Prototypes under carefully monitored real world conditions. We believe the application evaluation process will give us a fuller understanding of the strengths and weaknesses of our E3Cell technology and the needs of our potential customers. We also believe our application evaluation activities are likely to reveal additional technical issues and opportunities that cannot be accurately assessed at the present time.

We plan to work directly with the Powerware division of Eaton Corporation, a major manufacturer of UPS equipment, during the application evaluation stage. Powerware is a worldwide leader in the UPS equipment market and generates over $1 billion in annual sales. During the early months of the application evaluation process, we will work closely with Powerware to develop detailed technical specifications for the Application Prototypes that will be used in our planned field tests. We will also finalize the design of our Application Prototypes and begin fabrication.

While certain details of our relationship with Powerware remain unresolved at the date of this prospectus, we believe our proposed testing partnership with Powerware will give us the advantage of their significant technical expertise and field support while giving them an opportunity to participate in the early development of a promising technology. Once our Application Prototypes have been designed and built, we believe several other leaders in the UPS and telecommunications power systems industry will participate as testing partners.

Pilot commercial production If our proposed Application Prototypes retain the performance characteristics of our Engineering Prototypes and offer the competitive advantages we presently anticipate, our final development stage will involve the production of Pilot Batteries for limited sale to end users. These Pilot Batteries will typically be developed in cooperation with established manufacturers and produced in sufficient quantities to permit a detailed analysis of the proposed product’s commercial potential. We do not expect to begin production of Pilot Batteries until the second half of 2006. If we proceed to the pilot commercial production stage we will need to:

•	Develop fabrication and assembly processes for standardized Pilot Batteries;

•	Plan, design and build a dedicated facility for the production of Pilot Batteries in small commercial lots;

•	Expand the application evaluation process to additional testing partners in our selected market segments for the purpose of developing a customer base for our Pilot Batteries; and

•	Develop a strategy for the production and commercial introduction of our Pilot Batteries.

There is no assurance that we will be able to resolve the known technical issues and complete development of our proposed Pilot Batteries in a timely manner; or that the cost of future development work on our proposed Pilot Batteries will not exceed current budget estimates.

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Anticipated testing costs We believe our material and design evaluation and application evaluation activities can be conducted using our existing facilities and resources. The budgeted cost of our material and design evaluation and application evaluation activities is approximately $6 million. The eventual production of Pilot Batteries will be considerably more expensive and require an investment of approximately $10 million. We believe the anticipated proceeds from the exercise of our outstanding warrants will be sufficient to pay the anticipated costs of our planned material and design evaluation and our initial application evaluation activities. Our available resources, however, will not be sufficient to pay the anticipated costs of producing Application Prototypes for field-testing. We believe, however, that financing opportunities will become available as our evaluation and testing progress, particularly if the intermediate results we obtain are favorable.

Testing and development facilities Our current research and development facility is the cornerstone of our testing and prototype development program. The principal function of this facility is to insure that formulations, constructs and fabrication methods that succeed in the laboratory are tested in-house under controlled conditions. We have the in-house ability to process our raw materials, fabricate our electrodes and build prototype batteries in small quantities for material, design and application evaluation purposes. Performing the entire fabrication process in-house gives us better control over the quality of our prototypes and helps integrate the work of our research team with the practical issues faced by our engineering team. We believe our research and development facility is likely to shorten our product development cycles and improve the coordination between our scientific and engineering teams. Our research and development facility will never generate an operating profit, however we believe the ability to combine scientific research and prototype production in a single facility will increase the probability that any new facilities we establish in the future will be able to produce quality products at predictable competitive prices.

Market entry schedule We do not expect to generate revenue from product sales for a period of 18 to 24 months. Our current development plan contemplates the following market entry schedule for our Pilot Batteries:

September 2006	UPS and communications applications;

June 2007	Storage for wind and solar power generating facilities;

December 2007	Storage and buffering for conventional electric utilities.

There is no assurance that our proposed Pilot Batteries will offer the competitive advantages we presently anticipate. Accordingly, there is no assurance that we will ever begin production of Pilot Batteries or that any Pilot Batteries we produce will ultimately be competitive.

Commercial rollout We do not have a well-defined strategy for the mass production and commercial rollout of our proposed products. We may decide to build our own production facilities and develop our own distribution capacities, or we may decide to enter into partnerships, joint ventures and other arrangements with existing battery manufacturers who have excess production and distribution capabilities. There is no assurance that we will be able to establish the necessary manufacturing facilities when needed, or effectively manage the manufacturing, marketing and distribution of a new class of battery product.

Our growth strategy

Our strategy is to establish a foundation for products based on our E3Cell technology in a limited number of high-value market segments where performance is a primary consideration and cost is secondary. We have chosen three market segments where we believe the E3Cell has key features that will be readily recognized and rapidly accepted. These market segments are:

•	UPS equipment and DC power supplies for communications networks;

•	Storage systems for wind and solar power generating facilities; and

•	Storage and grid buffering systems for conventional utilities.

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By focusing on these high-value industrial markets we believe we will be able to efficiently deploy a small and sophisticated marketing team that can concentrate on the needs of the relatively small number of manufacturers who compete in these specialty markets. We believe this strategy is likely to:

•	Provide sufficient revenue to make our company self-sustaining at an early stage;

•	Provide a credible track record for larger and more conservative market segments that are not likely to rapidly adopt an emerging technology;

•	Provide a level of insulation from the superior marketing, financial and production resources of our better-established competitors; and

•	Provide multiple opportunities for high-level networking among sophisticated users.

If we are able to establish a credible presence in these industrial sectors, we will attempt to develop products for use in a variety of consumer markets including hybrid electric vehicles, forklifts and golf carts.

Our development partners

The development and commercialization of our E3Cell technology will require experience and expertise that is beyond the capabilities of our scientific and engineering staff. Accordingly we have started the process of forging working relationships with a number of development partners with specialized expertise in our industry. At the date of this prospectus our principal development partners include:

•	Dr. Brian Conway, Professor Emeritus of Chemistry at the University of Ottawa and a recognized expert in the field of electrochemistry;

•	East Penn Manufacturing Company, Inc., one of the largest independent battery manufacturers in North America;

•	Sandia National Laboratories, an independent testing facility owned by the U.S. Department of Energy and managed by Lockheed Martin Corporation; and

•	The Powerware division of Eaton Corporation, an industry leader in the field of UPS systems.

Patents and intellectual property

In connection with the business combination, we purchased all of C&T’s patents, patent applications, trade secrets, know-how and other intellectual property associated with the E3Cell technology. We have no duty to pay any royalties or license fees with respect to the future commercialization of the E3Cell technology and we are not subject to any field of use restrictions. We believe the C&T patents and patent applications, along with our trade secrets, know how and other intellectual property will be critical to our success.

In connection with pending litigation described elsewhere in this prospectus, adverse parties have asserted certain claims that could impair our rights to develop the E3Cell technology for use in certain markets. In particular the Taylor Group has asserted:

•	That their license and Mega-C’s sublicense were not properly terminated and that their license to exploit the E3Cell technology in stationary applications continues in full force and effect; and

•	That their oral agreements with C&T gave them an interest in the E3Cell technology and they are entitled to a proportional share of the consideration we paid to C&T in connection with the business combination.

We believe the stationary applications that were originally licensed to the Taylor Group and subsequently sublicensed to Mega-C represent a small percentage of the potential market for the E3Cell technology. We also believe the royalties retained by C&T are likely to constitute the bulk of the potential profit from the sale of E3Cell

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products for use in stationary applications. Therefore, we believe that the resolution of the conflicting claims to the ownership of the E3Cell technology will not materially impact our long-term business potential.

Our ability to compete effectively with other companies will depend on our ability to maintain the proprietary nature of our E3Cell technology. The intellectual property we purchased from C&T includes three issued patents that cover various aspects of the E3Cell technology. We plan to file additional patent applications in the future. However the degree of protection offered by our existing patents or the likelihood that our future applications will be granted is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell products based on our E3Cell technology. Competitors may also intentionally infringe on our patents. The defense and prosecution of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties. Although third parties have not asserted any infringement claims against us, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets, know-how and other unpatented technology and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend upon further innovation and technological expertise.

We may license technology from third parties. Our proposed products are still in the development stage and we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce his rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Staff and facilities

Our company has a total of seventeen full-time employees including a seven-member engineering team, a three-member management and business development team and seven clerical employees. C&T provides fifteen additional full time employees for our company under the terms of a project management agreement. The employees provided by C&T include a ten-member scientific team that includes six employees with PhDs or other advanced degrees, a four-member support team who are primarily involved in scientific support and manufacturing activities and a three-member project and facilities management team. Over the next twelve months, we plan to hire five to ten additional employees for our engineering and manufacturing teams. We are not subject to any collective bargaining agreements and believe our relations with our employees are good.

All of our employees work at an integrated office, research and prototype development facility located at 100 Caster Avenue in Vaughan, a suburb of Toronto. We sub-lease this facility under a commercial lease that provides for a remaining term of 30 months and a monthly rental of $5,000. This facility has approximately 14,000 square feet of floor space, including 5,000 square feet of management, administrative and engineering offices and 4,000 square feet of research laboratories. The balance is devoted to fabrication and testing.

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We conduct all of our fabrication functions at our facility in Vaughan, and we have the capacity necessary for the small-scale production of material and application evaluation prototypes. We believe our facilities will be suitable for our anticipated needs until we expand our application evaluation prototype testing activities. At that time, we will need to acquire or build a dedicated assembly facility for standardized application evaluation batteries and pilot commercial batteries. We believe that suitable facilities will be available within a reasonable distance from our current facility. There is no assurance that we will have adequate resources to pay the costs of acquiring such a facility.

Research and development

     Axion (Ontario) was incorporated in September 2003 and is primarily engaged in research and development on the E3Cell technology. During the year ended December 31, 2003, we spent $253,435 on company sponsored research and development. During the first nine months of the current fiscal year, we spent $1,075,956 on company sponsored research and development. While our limited financial resources and short operating history make it difficult for us to estimate our future expenditures, we expect to incur research and development expenditures and operating losses of increasing magnitude for the foreseeable future.

Production and supply

     Since our present management has limited experience in manufacturing, we will need to either employ qualified personnel to establish pilot assembly facilities or enter into appropriate manufacturing agreements with others. There is no assurance that we will be successful in attracting experienced personnel or financing the cost of establishing additional manufacturing facilities, if required. Accordingly, there is no assurance that we will ever be capable of producing a quality product for sale at competitive prices. Since our company currently has no long-term manufacturing plans, there can be no assurance that we will be able to successfully manufacture our products.

The only component of our E3Cell batteries that we plan to manufacture in-house is our nanoporous carbon electrode. For all other components, we will either order “off-the-shelf” items from established manufacturers or have the necessary components manufactured according to specifications and designs established by us. To date, we have encountered no difficulty in obtaining necessary parts or components. We are not dependent upon any single supplier. Although there are alternate sources of supply for substantially all of the components that will be included in our E3Cell batteries, we will depend on outside suppliers for substantially all of our raw materials and component parts. Therefore, there can be no assurance that our current or alternative sources will be able to meet all of our future demands on a timely basis. Unavailability of parts or components used in the manufacture of our products could require us to reengineer our products to accommodate available substitutions, which could increase our costs or have an adverse effect on manufacturing schedules, product performance and market acceptance.

PENDING LITIGATION

Litigation involving Mega-C

The failure of Mega-C resulted in two lawsuits and an arbitration involving C&T, the Taylor Group, Mega-C and the Pardo-Usling Group. These legal proceedings are primarily concerned with conflicting claims to the ownership of certain Mega-C shares, disagreements over the Taylor Group’s resale of certain Mega-C shares and disagreements over the parties’ respective rights to the E3Cell technology. The parties involved in these cases include, the Taylor Group, the Pardo-Usling Group, C&T and its officers, directors and employees who we refer to collectively as the “C&T Group;” and Mega-C and its wholly owned subsidiary Mega-C (Ontario).

In their pleadings, the Taylor Group is claiming that they acquired a limited license to commercialize the E3Cell technology in stationary applications from C&T; added a mark-up and then granted a sub-license to Mega-C; which together with the Pardo-Usling Group misrepresented Mega-C’s fundraising capabilities and then failed to meet their financial commitments. Therefore the Taylor Group is seeking monetary damages from the Pardo-Usling Group, cancellation of the sub-license to Mega-C and confirmation that it holds a valid license to use the E3Cell technology in stationary applications.

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In their pleadings, the C&T Group is claiming that they were the developers of the E3Cell technology; they conveyed limited license rights to the Taylor Group in return for a substantial financial and royalty commitments, the Taylor Group attempted to shift the financial burden to the Mega-C under the sub-license and Mega-C ultimately failed to meet the Taylor Group’s financial commitments. Therefore the C&T Group is seeking monetary damages from Mega-C and confirmation that the Taylor Groups’ license and Mega-C’s sublicense were properly terminated.

In their pleadings, the Pardo-Usling Group and Mega-C are claiming that their inability to meet their financial commitments was a direct result of the Taylor Group’s unregistered resale of Mega-C shares, which precipitated an investigation by the OSC and made it impossible for Mega-C to continue its fundraising activities. Therefore the Pardo-Usling Group and Mega-C are seeking monetary damages from the Taylor Group.

The pending litigation raised substantial questions respecting the ownership of Mega-C and the validity of the various claims and counterclaims asserted by the Taylor Group and Mega-C. Therefore, we concluded that the most efficient means of protecting our company and protecting Mega-C’s creditors and shareholders would be to establish an irrevocable trust that would hold 7,327,500 shares of our stock until Mega-C’s legal problems were resolved. Then, depending on the outcome of the litigation, the shares could either be distributed to or sold for the benefit of the prevailing parties.

Historically, we managed a coordinated legal defense for Mega-C and the C&T Group in order to insure that inadequate financial resources or litigation experience did not give rise to avoidable problems associated with the first two lawsuits instituted by the Taylor Group. In return, Mega-C agreed to reimburse the costs of the coordinated legal defense when its remaining assets were either transferred to our company or converted into cash. As a result of the Chapter 11 case, Mega-C is now solely responsible for its own litigation costs and we have a claim against Mega-C’s bankruptcy estate for the amount of our prior advances.

Litigation against us

On February 10, 2004, the Taylor Group filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that named our company, Axion (Ontario), Rene Pardo, Marvin Winick, Kirk Tierney, Joseph Piccirilli, Ronald Bibace, Robert Averill, James Smith, James Eagan, Thomas Granville Joseph Souccar, Glenn W. Patterson, Canadian Consultants Bureau Inc., Robert Appel, Harold Rosen, Igor Filipenko, Valeri Shtemberg, Yuri Volfkovich, Pavel Shmatko, Michael Kishinevsky, Mega-C Power Corporation (Nevada), Mega-C Power Corporation (Ontario), C And T Co. Incorporated, Turitella Corporation, Gary Bouchard, Fogler Rubinoff LLP, Netprofitetc Inc., 503124 Ontario Ltd., HAP Investments LLC, Infinity Group LLC, James Keim, Benjamin Rubin and John Doe Corporation as defendants.

The factual claims in this third lawsuit are not materially different from the claims in the other Mega-C cases, however the new lawsuit alleges a conspiracy to deprive the Taylor Group and Mega-C of their respective rights to commercialize the E3Cell technology. We believe:

•	The Taylor Group’s license and Mega-C’s sublicense were properly terminated;

•	There is no merit to the Taylor Group’s conspiracy claims;

•	The bulk of the remaining claims asserted in the lawsuit are common law derivative claims based on matters that are properly in issue before the Bankruptcy Court; and

•	There are meritorious defenses to all of the claims presented in the lawsuit.

Therefore, we intend to vigorously defend our position. In connection with the third lawsuit, we have offered to provide a coordinated legal defense for all individual defendants who agree to be represented by our law firm. Any named defendant will be free to retain independent legal counsel, but we will not advance the costs of defense for any such individual or company. We have not agreed to indemnify any party to the third lawsuit against damage awards rendered against them or amounts paid in settlement of claims.

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Mega-C Chapter 11

On April 6, 2004, we instituted a Chapter 11 reorganization of Mega-C by filing an involuntary petition in the U.S. Bankruptcy Court for the State of Nevada (Case No. 0450962-GWZ). The Bankruptcy Court granted an order for relief in the Chapter 11 case on April 12, 2004. When we filed the involuntary Chapter 11 petition, we believed a reorganization of Mega-C would be advantageous to our company in several respects including:

•	The assets of the Mega-C Trust, including 7,327,500 shares of our common stock, would be available to pay the administrative costs of Mega-C’s Chapter 11 and the claims of Mega-C’s creditors;

•	The accumulated billings of Mega-C’s legal counsel would be subject to the Mega-C Chapter 11 and we believed Mega-C’s available resources and the assets of the Mega-C Trust would be sufficient to fully pay the allowable amount of such billings;

•	The future costs of defending the pending lawsuits against Mega-C would be paid from Mega-C’s available resources and the assets of the Mega-C Trust;

•	The majority of the legal issues arising in connection with the pending Canadian lawsuits would likely be decided as core issues in Mega-C’s Chapter 11 case, thereby simplifying the other pending litigation; and

•	The diverse legal proceedings would be consolidated in a single business oriented court.

On June 1, 2004, Mega-C filed an adversary complaint against the Taylor Group in the Bankruptcy Court (Case No. 045144-GWZ). That adversary proceeding seeks cancellation of 1.6 million shares of Mega-C stock that were issued to the Taylor Group in April 2002, together with monetary damages for violations of the Securities Act, for violations of Section 16(b) of the Exchange Act and for civil violations of the RICO statute. We believe the adversary proceeding will take priority over the all of the other pending lawsuits and resolve the bulk of the legal issues presented in those lawsuits.

We believe Mega-C’s Chapter 11 reorganization and the adversary proceeding against the Taylor Group are likely to reduce our future legal costs. However, protracted litigation or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business. There can be no assurance that we will be successful in the defense against the various lawsuits, which could have a material adverse impact on our business and prospects if rights to exploit the E3Cell technology or substantial money damages are ultimately awarded to the plaintiffs.

SUMMARY OF THE MEGA-C TRUST AGREEMENT

The Mega-C Trust is an irrevocable grantor trust that was established as an integral element of the business combination between Tamboril and Axion (Ontario). It was intended as an informal reorganization alternative that would provide mechanisms for the:

•	Payment of Mega-C’s debts;

•	In-kind distribution of our stock to the Mega-C shareholders who purchased their shares for cash or held a small number of Mega-C shares;

•	Distribution of cash to Mega-C shareholders who did not purchase their shares for cash but did not engage in questionable stock sales; and

•	Exclusion of alleged securities law violators.

The rights, powers and obligations of Mega-C’s creditors and shareholders will be determined by reference to the trust agreement. The following is a summary of certain provisions of the trust agreement. It and other references

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in this Prospectus to the trust agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the trust agreement.

General The irrevocable grantor trust known as “Trust for the Benefit of the Shareholders of Mega-C Power Corporation” was established by a trust agreement dated December 31, 2003 between our company as grantor and Benjamin Rubin as trustee. The purpose of the trust was to protect the rights of Mega-C’s creditors, preserve the potential equitable interests of Mega-C’s shareholders and insulate our company from the litigation risks associated with Mega-C’s prior operations. The principal office and administrative situs of the trust is the office of the trustee.

Term The trust was established upon the execution of the trust agreement and the delivery of certificates representing 7,327,500 shares of our common stock (“Axion shares”) to the trustee. The trust will continue to exist as a separate legal entity until all of the Axion shares have been sold, distributed to beneficiaries or surrendered to our company in accordance with the terms of the trust agreement. When all of the Axion shares are sold, distributed or surrendered according to the provisions of the trust agreement, the trust will terminate.

Initial corpus The initial corpus of the trust was 7,327,500 Axion shares. This number represented our best estimate of the number of Axion shares that would equal one-half of the number of Mega-C shares then outstanding. The 7,327,500 Axion shares constitute the entire corpus of the trust. Except for certain fees, charges and expenses specified in the trust agreement, our company has no duty to augment the corpus of the trust, pay trust expenses or contribute any money, additional Axion shares or any other property to the trust at any time.

Reduction of trust corpus The trust agreement provides that the number of Axion shares held by the trust will be proportionally reduced if Mega-C shares are surrendered for cancellation by a Mega-C shareholder or cancelled pursuant to a final order of the OSC, the SEC or any competent court. For each such event, the trustee is obligated to return one Axion share for every two Mega-C shares that are surrendered or cancelled.

Trustee’s power to vote Axion shares The trust agreement requires the trustee to vote the Axion shares proportionally with the votes actually cast at a meeting of our stockholders by persons other than the trust, thereby insuring the presence of a quorum at all stockholder meetings while preventing the trustee from exercising voting control over our company.

Conditions precedent to sale or distribution of shares The trustee cannot sell, distribute, dispose of or deal with the Axion shares until (a) all pending legal actions that could materially alter the ownership interests of the Mega-C shareholders are resolved; (b) we have completed preliminary beta testing and made a decision to proceed with commercial beta testing of our proposed products; and (c) we have registered the Axion shares under the Securities Act, the Securities Act (Ontario) and any other applicable law requiring the registration of securities.

Priority for Mega-C’s creditors The interest of the Mega-C shareholders as a group will be subordinate to and subject to reduction for the claims of Mega-C’s creditors to the extent the trustee determines that such creditors claims are entitled to priority under applicable law. The trustee is authorized to sell all or any portion of the Axion shares and use the sale proceeds to pay the full amount of all allowable creditors’ claims before any remaining Axion shares are allocated among the Mega-C shareholders.

Potential beneficiaries The potential beneficiaries under the trust include all Mega-C shareholders. Potential beneficiaries have no right to participate in trust distributions unless they make a timely claim to beneficiary status according to procedures established by the trustee. The trustee is entitled to charge a reasonable fee for the work associated with the receipt, review and classification of claims from potential beneficiaries, however the maximum fee charged to a potential beneficiary may not exceed a base fee of $75 for the first 2,500 Mega-C shares owned, plus a sliding scale fee of $.01 for each additional Mega-C share owned up to a maximum of $2,500.

Classification of Beneficiaries The trust agreement creates three categories of beneficiaries and requires the trustee to classify each beneficiary in one of those categories. The categories are as follows:

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•	Category-I includes all beneficiaries who can demonstrate that their Mega-C shares were purchased for a price of at least $1 per share that was paid in money, property or services actually performed and reasonably valued. To facilitate administration, the trustee may classify all holders of fewer than 2,500 Mega-C shares as Category-I beneficiaries.

•	Category-II includes all beneficiaries who cannot demonstrate that their Mega-C shares were purchased for a price of at least $1 per share that was paid in money, property or services actually performed and reasonably valued.

•	Category-III includes all potential beneficiaries that have allegedly violated applicable law in connection with the offer, sale or trading of Mega-C’s securities unless there has been a judicial or administrative determination that the alleged activity did not occur or was not illegal.

Review of classification decisions Beneficiaries who disagree with the trustee’s classification decision will have the right to request a review of the decision by an arbitration panel consisting of three disinterested persons selected by trustee in consultation with our board. Beneficiaries who request such a review may be required to pay a fee of up to $500 per panel member and all decisions rendered by the review panel will be final.

Rights of beneficiaries The trust has not been divided into shares and beneficiaries have no power to transfer or convey their right to receive distributions except as a result of death or by operation of law. Beneficiaries have no voting rights or other power to influence the activities of the trust or the decisions of the trustee.

Allocation of Axion shares among beneficiaries When the conditions precedent are satisfied, all creditors claims have been paid and all beneficiaries have been classified, the trust agreement requires the trustee to allocate any remaining Axion shares among the beneficiaries on the basis of their respective ownership of Mega-C shares; provided that the trustee is not obligated to make any allocations to Mega-C shareholders who are involved in lawsuits, arbitrations or regulatory actions that could materially change the number of Mega-C shares held by them.

In-kind distributions to Category-I beneficiaries The trustee is required to make prompt in-kind distributions of Axion shares to the Category-1 beneficiaries. In connection with the distribution, the trustee is required to deliver a copy of this prospectus to each beneficiary. When the trustee has delivered stock certificates and copies of this prospectus to each Category-I beneficiary, the Category-I beneficiaries will have no further interest in the trust.

Cash distributions to Category-II beneficiaries The trustee is required to deposit all Axion shares that have been allocated to Category-II beneficiaries in one or more brokerage accounts and to liquidate the Axion shares over a period of not more than 24 months. The trustee is entitled to charge an administrative fee of up to 2% of the net sales proceeds (after brokerage commissions and other direct expenses) to compensate the trustee for the work involved in planning and effecting resale transactions, collecting and accounting for sale proceeds, allocating the sale proceeds among the Category-II beneficiaries and distributing the sale proceeds to the persons entitled thereto. From time to time, but not less often than quarterly, the trustee is required to distribute the cash proceeds derived from the sale of Axion shares to the Category-II beneficiaries in proportion to their respective interests.

No distributions to Category-III beneficiaries The trustee is not authorized to make any distributions to Category-III beneficiaries unless they have entered into a settlement agreement with the trustee. In the absence of an agreement, any sale proceeds that would otherwise be allocated to a Category-III beneficiary will be given to the American Red Cross in the name of the Category-III beneficiary.

Books, records and reporting The trustee is required to keep adequate books and records of the trust in accordance with generally accepted accounting principles. Within 90 days after the end of each calendar year the trustee is required to deliver an audited annual report to the Category-II beneficiaries. In addition to the audited annual report, the trustee is required to deliver an unaudited quarterly report to the Category II beneficiaries within 45 days after the end of interim fiscal quarter.

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Binding arbitration of disputes The trust agreement authorizes the trustee to refer any disputes between our company, the trustee and the beneficiaries to binding arbitration. If arbitration is required, the party whose actions necessitated the arbitration will be required to pay the reasonable attorney’s fees incurred by trustee, together with any other disbursements, expenses, losses, costs and damages resulting from such actions.

Amendments of trust agreement With the consent of the trustee which may not be unreasonably withheld, the trust agreement may be amended at any time at the request of our company, the trustee, the OSC or the SEC, provided that no amendment may reduce, diminish or qualify the rights, privileges and preferences of the Category-I and Category-II beneficiaries or the trustee.

Successor trustee Benjamin Rubin resigned as trustee effective March 26, 2004. In connection with his resignation and based on consultation with our company, Mr. Rubin appointed Sally Fonner, a former officer and director of Tamboril as successor trustee in accordance with the terms of the trust agreement. In connection with such appointment, all certificates representing Axion shares were delivered to Ms. Fonner and the principal office and administrative situs of the trust was moved to Clearwater, Florida.

IMPACT OF CHAPTER 11 CASE ON THE MEGA-C TRUST

Since the Mega-C Trust was intended as an informal reorganization alternative, the provisions of the trust agreement do not present insurmountable problems under the Bankruptcy Code. There are, however, a number of areas where the provisions of the Bankruptcy Code will take priority over the provisions of the trust agreement. The impact of Mega-C’s Chapter 11 reorganization will ultimately be determined by the terms of Mega-C’s plan of reorganization. The following discussion is based on our present expectations of uncertain future events. While we believe our present expectations are reasonable, there is no assurance that the following forward looking information will prove to be accurate in all material respects. If Mega-C’s plan of reorganization requires material changes to the following disclosure, we will file a post-effective amendment to our Form S-1 registration statement.

Ownership of Axion shares The Mega-C Trust is the sole owner of the 7,327,500 Axion shares that may be sold, distributed or otherwise disposed of pursuant to this prospectus. During the pendancy of Mega-C’s Chapter 11 case, however, the Bankruptcy Court will have the sole authority to direct the sale or other disposition of the shares. In connection with the Chapter 11 case, the Bankruptcy Court will have the authority to instruct the trustee to sell Axion shares for the purpose of raising cash to pay the administrative costs of the Chapter 11 case. The Bankruptcy Court will also have the authority to instruct the trustee to sell Axion shares for the purpose of raising cash to pay the claims of Mega-C’s creditors. During the Chapter 11 case, the trustee will not have the power to sell, transfer or otherwise dispose of any Axion shares without an order from the Bankruptcy Court.

Submission of claims and classification beneficiaries We believe the claims processing procedures typically employed in bankruptcy cases will supercede the claims processing requirements of the trust agreement. Under the Bankruptcy Rules, all of Mega-C’s creditors and shareholders will be required to submit formal proofs of claim that include substantially all of the information that would have been required by the trust agreement. Claims of creditors and shareholders that are not timely presented in the proper form will be barred. Since bankruptcy claims procedures do not provide for the payment of processing fees, the trustee will not be entitled to collect the claim processing fees contemplated by the trust agreement. Instead, all cost associated with the collection, review and classification of claims will be treated as an administrative cost of the Chapter 11 case.

Reclassification of certain beneficiaries Based on all available information, we believe the Bankruptcy Court is likely to conclude that all persons who would have been entitled to classification as Category-I beneficiaries under the trust agreement will be entitled to classification as creditors in the Chapter 11 case. This belief is based upon the assertion in the pending adversary proceeding that unregistered distributions of securities by the Taylor gave rise to a statutory right of rescission under the Securities Act that should be available to all persons who transferred money, property or services to the Taylor Group in return for Mega-C shares.

Resolution of share ownership issues Based on current market prices, we believe the market value of the Axion shares will be greater than the total anticipated claims of Mega-C’s creditors, including the claims of Mega-C

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shareholders who are entitled creditor status because of their potential claims under the Securities Act. Therefore, we believe the resolution of the principal conflicting claims to the ownership of Mega-C shares will become core issues in the Chapter 11 case. Mega-C has commenced an adversary proceeding against the Taylor Group that seeks, among other things, the cancellation of 1.6 million Mega-C shares that it believes were not properly issued under Nevada law. Additional adversary proceedings may be filed by or against Mega-C as the Chapter 11 case moves forward. When the claims processing and dispute resolution process is completed, Mega-C will request a court-certified list of Mega-C shareholders that clearly defines their respective rights and interests. This shareholders list will be incorporated in and serve as the basis for Mega-C’s plan of reorganization.

Payment of creditors claims We believe Mega-C’s plan of reorganization will offer all creditors, including Mega-C shareholders who are entitled creditor status because of their potential claims under the Securities Act, the right to choose between a cash payment or an in-kind distribution of Axion shares in satisfaction of their allowed claims. To the extent that creditors elect to receive cash payments, the Bankruptcy Court will order the trustee to sell sufficient Axion shares to generate the necessary funds which will then be distributed to creditors in accordance with Mega-C’s plan of reorganization. To the extent that creditors elect to receive in-kind distributions of Axion shares in lieu of cash payments, the plan of reorganization will specify the number of shares distributable to each such creditor and the manner in which the Axion shares are to be valued for purposes of the distribution.

Sale of residual Axion shares Since we believe all persons who would have been entitled to classification as Category-I beneficiaries under the trust agreement will be entitled to classification as creditors in the Chapter 11 case, we anticipate that all Axion shares remaining in the trust after the payment of creditors claims will be properly allocable to persons who would have been classified as Category-II or Category-III beneficiaries under the trust agreement. To facilitate administration, the trustee may elect to offer in-kind distributions of Axion shares to all holders of fewer than 2,500 Mega-C shares. All other residual shares, however, will be sold in accordance with the trust agreement and the proceeds of those sales will be distributed to the Category-II and Category-III beneficiaries at the time and in the manner provided in the trust agreement.

No continuing control We do not control the Mega-C Trust and we have no power to control the trustee’s decisions to effect sales or in-kind distributions of our shares. As a result of the involuntary Chapter 11 proceeding that we commenced against Mega-C, the trustee became subject to Bankruptcy Court supervision. The disposition of the shares held by the Mega-C Trust will ultimately be governed by the terms of Mega-C’s Chapter 11 plan of reorganization. There can be no assurance that the Mega-C Trust will not distribute shares to persons that we would choose to exclude from share ownership if we had the power to do so.

MANAGEMENT

Our board of directors is divided into three classes of directors that serve for staggered three-year terms. The following table identifies our executive officers and directors, specifies their respective ages and positions, and with respect to directors specifies the annual meeting when their current term as a member of the board will expire.

Name	Age	Position	Term Expires
Charles Mazzacato	51	CEO, Director	2005 Annual Meeting
Peter Roston	61	CFO
Dr. Igor Filipenko	40	Director	2007 Annual Meeting
Robert G. Averill	64	Director	2007 Annual Meeting
Glenn Patterson	51	Director	2006 Annual Meeting
Joseph Souccar	70	Director	2006 Annual Meeting
Thomas Granville	60	Director, Board Chairman	2005 Annual Meeting
John L. Petersen	52	Director, General Counsel	2005 Annual Meeting

Charles Mazzacato was hired to serve as our chief executive officer in July 2004 and was subsequently appointed to fill a vacancy on our board for a term that will expire in 2005. Mr. Mazzacato has 29 years of experience in commercial and industrial power systems engineering sales and marketing. From 1996 through 2003, he held various senior sales and marketing positions with Powerware, a global leader in the UPS and direct current power systems business. Mr. Mazzacato also served as chairman of Powerware’s global marketing council, where

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he provided leadership and strategic direction for Powerware’s $750 million sales and marketing effort. Previously, he served as Canadian national sales manager for the UPS group of Schneider Electric and as Canadian national sales manager for Emerson Electric. Mr. Mazzacato is a 1975 graduate of Ryerson Polytechnic Institute (Power Systems Engineering).

Peter Roston was appointed chief executive officer in July 2004. Mr. Roston is a Chartered Accountant who managed our accounting and financial systems on a contract basis beginning in February 2004 and has over 30 years experience in accounting and financial management for small and medium sized enterprises. Before joining our company, Mr. Roston was employed for 13 years as a principal of Roston Associates, a Toronto-based management and operations consulting firm that specializes in securing equity financing, government grants and research and development credits for its client companies. Mr. Roston is a 1964 graduate of Concordia University (B.A. in Commerce and Accounting) and received his Chartered Accountant (C.A.) designation in 1967.

Dr. Igor Filipenko was appointed to our board in February 2004 and reelected at our 2004 annual meeting for a term that will expire in 2007. Dr. Filipenko also serves as the president of C and T Co. Incorporated, a position he has held since 1997 when he co-founded that company. C&T is the original developer of the E3Cell technology and is principally responsible for our ongoing research, development and product testing functions. In addition to his duties as president of C&T, Dr. Filipenko is involved in a number of other businesses, including VIK and VIK Systems, Ukrainian companies involved in refractory products manufacturing, export of metal production, and import of magnesite powder; Oledo Associated S.A., VIK Oil and Vostok Energiya, a group of Ukrainian companies that are engaged in petroleum refining and the import-export, wholesale and retail trading of petroleum products; and Laser Plus, an ophthalmologic clinic located in Donetsk, Ukraine. Dr. Filipenko is a 1986 graduate of Donetsk Medical University, Ukraine.

Robert G. Averill is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting for a term that will expire in 2007. Mr. Averill is retired and principally involved in personal investments. He served as a director of Implex Corp., a New Jersey based developer and manufacturer of orthopedic implant devices that he co-founded in 1991 and then sold to Zimmer Holdings, Inc. From 1978 to 1991 Mr. Averill held a variety of executive positions with Osteonics Corp., a developer and manufacturer of orthopedic devices that he co-founded in 1978 and then sold to Stryker Corporation. From 1971 to 1977, Mr. Averill served as a director and held a variety of executive positions with Meditech Inc., a company that developed, manufactured and marketed orthopedic implant devices that he co-founded in 1971 and sold to 3M Corporation in 1975. Mr. Averill holds 28 patents on a variety of orthopedic medical devices and materials and he is the co-author of several publications in the field of orthopedics. Mr. Averill holds two degrees from the Newark College of Engineering (BS-mechanical engineering, 1962 and MS-engineering management, 1966).

Glenn Patterson is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting for a term that will expire in 2006. Until November 2004, Mr. Patterson served as president of Oregon Electric Group, an industrial and commercial electrical and technology services contractor based in Portland, Oregon. During Mr. Patterson’s tenure as president, Oregon Electric has grown from $16 million in sales in 1994 to $127 million in sales in 2000. In November 2001, Oregon Electric was sold to Montana-Dakota Resources, a major electrical power generating and distribution company with operations in 40 states. Mr. Patterson graduated summa cum laude from Willamette University (BS-Economics) in 1975.

Joseph Souccar is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting for a term that will expire in 2006. Mr. Souccar is retired but he has been employed part-time since 1992 as a partner in Cruising France LLC, a company involved in the luxury barge cruise business. From 1973 through 1988, Mr. Souccar served as the chief executive officer and chairman of CB Pak Ltd., a Canadian company that he took public in 1975. From 1980 through 1985, Mr. Souccar also served as the chief executive officer and chairman of Diamond-Bathurst Inc. a glass recycling concern that he took public in 1982 and sold to Anchor Glass in 1985. Previously, Mr. Souccar served as the president of Atlas Steels International and Atlas Steels Australia, and was employed as a Management Consultant for Touche Ross & Co. Over the course of his career, Mr. Souccar has been responsible for negotiating and managing merger and acquisition transactions with a total value of over $1 billion. Mr. Souccar is a 1954 graduate of the University of Leeds (BS-Electrical Engineering) and a 1959 graduate of the University of Western Ontario (MBA).

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Thomas Granville is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting for a term that will expire in 2005. Mr. Granville also serves as chairman of our board of directors. For the last 17 years, Mr. Granville has served as the president of Gallagher Elevator Company, a New York company that specializes in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products. Mr. Granville was certified by the International Union of Elevator Constructors in 1969 and served for 10 years as the president of National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors. Mr. Granville also serves as the general partner of a number of real estate partnerships that own multi-family housing and commercial real estate. Mr. Granville previously served as the managing partner of a cable television company that was sold to Com Cast. Mr. Granville is a 1967 graduate of Canisus College (BA-Business Administration).

John L. Petersen was appointed to our board in February 2003 and reelected at our 2004 annual meeting for a term that will expire in 2005. Mr. Petersen served as our chief financial officer until we hired Mr. Roston in July 2004. He also serves as our principal legal counsel. Mr. Petersen has been principally engaged in the practice of law for 22 years and has lived in Switzerland since January 1998. Mr. Petersen is a member of the Texas Bar and practices in the fields of securities and corporate law where he focuses on the needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barberêche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner in Houston, Texas and Barberêche, Switzerland. Since December 2000, Mr. Petersen has been an officer and director of Win or Lose Acquisition Corporation, a publicly held blank check company that is presently seeking an acquisition target. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

Executive employment agreements

Messrs. Mazzacato and Roston have recently executed written employment agreements that provide for initial terms of four years. These agreements require each executive to devote substantially all of his business time to our affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Under the terms of his employment agreement, Mr. Mazzacato will receive a base annual salary of $100,000, bonuses as determined by the compensation committee and an option to purchase 240,000 shares of our common stock at a price of $4.00 per share. Under the terms of his employment agreement, Mr. Roston will receive a base annual salary of $75,000, bonuses as determined by the compensation committee and an option to purchase 200,000 shares of our common stock at a price of $4.00 per share. Each of the covered executives will participate, without cost, in our standard employee benefit programs, including medial/hospitalization insurance and group life insurance, as in effect from time to time. Each of the covered executives will also receive an automobile allowance and reimbursement for all reasonable operating and insurance expenses for business use of the automobile.

Board Structure and meetings

Our board of directors has seven members and directs the management of the business and affairs of our company as provided in our Certificate of Incorporation, our By-Laws and the General Corporation Law of Delaware. Members of the board keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Our board believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board is working to adopt and implement many "best practices" in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our audit and compensation committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things.

We have adopted a Code of Business Conduct and Ethics, which has been distributed to all directors, officers and employees and will be given to new employees at the time of hire. Our Code of Business conduct and Ethics contains a number of provisions that apply principally to our chief executive officer, chief financial officer and other

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key accounting and financial personnel. A copy of our Code of Business Conduct and Ethics can be found under the "Investor Information" section of our website at www.axionpower.com. We intend to disclose any amendments or waivers of our Code of Business Conduct and Ethics on our website and in an appropriate report on Form 8-K.

Thomas Granville serves as chairman of our board of directors. Parties who are interested in communicating with Mr. Granville or with the non-employee directors as a group may do so by writing to Thomas Granville, c/o Axion Power International, Inc., 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9. Mr. Granville will review all correspondence, and forward to the appropriate board members copies of any correspondence that, in his opinion, deal with the functions of the board or its committees. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our audit committee and will be handled in accordance with procedures established by that committee.

Board Committees

The board has created an audit committee that consists of Messrs. Granville, Patterson and Petersen. All members have a basic understanding of finance and accounting, and are able to read and understand fundamental financial statements. The board has determined a majority of the members of the audit committee would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our company. The board has determined that Mr. Petersen meets the definition of an “audit committee Financial Expert” as established by the SEC. The audit committee has the sole authority to appoint, review and discharge our company’s independent auditors. The audit committee reviews the results and scope of the audit and other services provided by our independent certified public accountants, as well as our accounting principles and our system of internal controls, reports the results of their review to the full board and to management and recommends to the full board that our audited consolidated financial statements be included in our SEC reports.

The board has created a compensation committee that consists of Messrs. Granville, Patterson, Souccar and Averill. The compensation committee makes recommendations concerning executive salaries and incentive compensation for employees. Subject to supervision by the full board, the compensation committee administers our 2004 Incentive Stock Plan. The board has determined all members of the compensation committee would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our company.

We do not have a nominating committee and the entire board serves that function for the time being. With respect to director nominees, the board will consider nominees recommended by stockholders.

Director Independence

The board has determined that four of our directors would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our company. In the judgment of the board, Dr. Filipenko, Mr. Tierney and Mr. Petersen do not meet such independence standards. In reaching its conclusions, the board considered all relevant facts and circumstances with respect to any direct or indirect relationships between our company and each of the directors, including those discussed under the caption "Certain Relationships and Related Transactions." The board determined that any relationships that exist or existed in the past between our company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

All members of the compensation committee and a two-thirds majority of the members of our audit committee are independent directors.

Executive compensation

Axion (Ontario) did not pay any cash compensation to executive officers during the period between inception and December 31, 2003. The following table summarizes the cash compensation that Tamboril paid to its executive officers during the last three years. Due to its limited financial resources, Tamboril did not pay any fixed cash salaries to its officers. It did, however, make limited cash payments to its officers for specific services rendered by them. It also accrued liabilities for other services provided by its officers. Tamboril’s executive officers did not receive any long-term compensation, stock options or stock appreciation rights for their services as officers.

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			Total Cash	Accrued
Name	Position	Year	Compensation	Compensation
Sally Fonner	Chief Executive Officer	2003	$12,000	$125,500
John Petersen	Chief Financial Officer	2003	$40,000	$152,500
Alan Goldberg	Chief Executive Officer	2002	$17,500
		2001	$20,000

Director Compensation

Under our director compensation policies, only independent directors are compensated separately for service as members of our board. In general, each independent director is entitled to receive:

•	An basic annual retainer of $12,000 for service as a board member;

•	A supplemental annual retainer of $3,000 for service as board chairman as chairman of a committee;

•	A meeting fee of $750 per day for each approved board or committee meeting attended;

•	A meeting fee of $250 for each approved board or committee meeting attended by telephone; and

•	Reimbursement of the reasonable travel, meals and lodging costs incurred on our behalf.

Our stockholders have adopted an independent directors stock option plan to encourage the continued service of our independent directors and provide them with a tangible incentive to assist in the achievement of our growth objectives. On the date of his appointment or election to our board, each independent director will automatically receive an option to purchase $20,000 worth of our common stock. The exercise price of the options will be the fair market value of our common stock on the date of the grant. The options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not voluntarily resigned or been removed for cause prior to the expiration of his term. Options granted to independent directors are not transferable except by will or by operation of law. To date, each of our four independent directors has received options to purchase 6,300 shares at a price of $2.00 per share and 3,600 shares at a price of $5.60 per share.

Until we have $5 million in stockholders’ equity, the compensation payable to our independent directors will be accrued and may only be used to pay the exercise price of options held by our directors.

Indemnification of directors and officers

Our Certificate of Incorporation requires our company to indemnify our officers and directors against liability to the fullest extent permitted by Delaware law. In addition, it contains exculpation provisions that expressly provide our directors will not be personally liable to our company or our stockholders for monetary damages arising from a breach of their fiduciary duty as directors unless the damages arise from:

•	A breach of a director’s duty of loyalty to our company and our stockholders;

•	A breach involving bad faith acts and omissions, intentional misconduct or a knowing violation of law;

•	An unlawful dividend payment or improper redemption of our stock; or

•	A transaction that confers an improper personal benefit on the director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

We have 13,936,300 shares of common stock outstanding on the date of this prospectus. We also have 896,700 investor warrants, 1,796,300 capital warrants and 708,500 stock options outstanding, 199,200 of which are presently exercisable. The following table contains information on the ownership of our common stock and stock purchase rights by (i) each person who is known to be the beneficial owner of at least five percent of our common stock; (ii) all current directors and executive officers of our company; and (iii) all current directors and executive officers of our company as a group.

	Shares	Capital	Investor	Vested	Total
	Owned	Warrants	Warrants	Options	Ownership	Percent
Mega-C Stockholders Trust (1)(2)	7,327,500				7,327,500	52.58%
Igor Filipenko (3)(4)(5)(6)	1,011,800	656,300	233,400		1,901,500	12.83%
Robert Averill (3)(6)	653,500		33,400		686,900	4.92%
Glenn Patterson (3)(6)(7)	515,400		127,200		642,600	4.57%
Thomas Granville (3)(6)	373,600		60,200		433,800	3.10%
Joseph Souccar (3)(6)	260,200				260,200	1.87%
Charles Mazzacato (3)						0.00%
Peter Roston (3)						0.00%
John Petersen (8)	32,700	116,700		189,300	338,700	2.38%
Sally Fonner (1)	32,700	116,700			149,400	1.06%
All officers and directors
as a group (9 persons)	2,847,200	773,000	454,200	189,300	4,263,700	27.77%
(1)	c/o Sally Fonner, trustee, 914 Curlew Road #403, Dunedin, Florida 34698.
(2)	The trustee will not exercise independent voting authority with respect to the trust shares. Instead she will vote the trust shares in proportion to the votes actually cast by the other stockholders of our company.
(3)	100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9.
(4)	Includes 233,400 shares of common stock and 233,400 investor warrants held by Turitella Corporation, a company controlled by Dr. Filipenko.
(5)	Includes 175,000 shares of common stock and 218,800 capital warrants owned by Dr. Filipenko’s wife.
(6)	Excludes shares in the Mega-C Trust that may be distributable to our principal stockholders.
(7)	Includes shares and investor warrants held by HAP Investments LLC, a company controlled by Mr. Patterson, and 400 shares held individually by Mr. Patterson’s wife.
(8)	Chateau de Barberêche, Switzerland 1783 Barberêche

There are no agreements, arrangements or understandings that will result in a change in voting control at any time in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the business combination between Tamboril and Axion (Ontario), John Petersen and Sally Fonner, the former control stockholder of Tamboril, agreed to settle $484,123 in accrued compensation and other related party debt in exchange for warrants to purchase 233,400 shares of common stock at a price of $2.00 per share. These warrants are exercisable at any time during the two-year period ended December 31, 2005.

In connection with the business combination between Tamboril and Axion (Ontario), C&T bought 1,250,000 shares of common stock from Ms. Fonner and Mr. Petersen for $200,000 and distributed those shares to eight of its stockholders.
In connection with the business combination between Tamboril and Axion (Ontario), C&T agreed to transfer all of its interest in the E3Cell technology to our company in exchange for 1,562,500 capital warrants that are exercisable at a price of $2.00 per share until December 31, 2005. This agreement, however, is subject to and conditioned upon our payment of the cash license fees provided for in the original license agreement with Axion (Ontario). At September 30, 2004, the unpaid balance of our obligation to C&T was $1,100,000. Of this amount,

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$100,000 is presently due and payable and the $1,000,000 balance will be payable when bulk-manufacturing processes have been developed for all principal components and there has been sufficient testing to justify a determination that the E3Cell technology is ready for commercialization. While it is not legally obligated to do so, we believe C&T is likely to offset its $1 million receivable from us against the exercise price of 500,000 capital warrants held by its shareholders.

We have entered into a research and development project management agreement with C&T. Under this agreement, we are required to pay all of the direct costs and expenses associated with our research and development activities. These direct charges include but are not limited to the reasonable equipment, material, travel and employee costs actually incurred by C&T in connection with our activities. In addition to the direct costs, we pay C&T a management surcharge equal to 50% of the salaries and bonuses paid to members of the C&T technical staff who are assigned to work on our project. Our aggregate monthly costs under the project management agreement are approximately $100,000 at the date of this report. We believe the terms of the C&T project management agreement are comparable to, or better than, the terms we could obtain from an unaffiliated party with comparable staff.

John L. Petersen is a director of our company and served as our interim chief financial officer until we hired Mr. Roston in July 2004. Mr. Petersen is also a partner in the law firm of Petersen & Fefer, which serves as our principal corporate counsel. Under the terms of their original retainer agreement, the law firm of Petersen & Fefer agreed to continue as securities counsel for the combined companies and prepare the Form 8-K and other SEC reports associated with the reverse takeover for a cash fee of $40,000. They also agreed to serve as securities counsel for a period of one year for a cash fee of $7,500 per month, and a two-year option to purchase 189,300 shares of our common stock at a price of $2 per share. At the date of this prospectus, the law firm of Petersen & Fefer has earned aggregate cash fees of $107,500 for acting as our securities counsel. Of this amount, $57,500 has been paid in cash. We believe the terms of our agreement to retain the firm of Petersen & Fefer as securities counsel are at least as favorable as the terms that would have resulted from arms-length negotiations between unaffiliated parties.

In the first quarter of this year, the law firm of Petersen & Fefer assumed primary responsibility for litigation coordination, developed a comprehensive litigation strategy and changed our relationships with external law firms, resulting in substantial cost reductions that are expected to continue in future periods. In August 2004, in recognition of the substantial uncompensated litigation coordination services provided by the law firm of Petersen & Fefer during the first eight months of the year, the exercise prices of 306,000 warrants and options held by members of the law firm of Petersen & Fefer were reduced to $1.00 per share for the remaining terms of such warrants and options. We believe the terms of our agreement to retain the firm of Petersen & Fefer for litigation coordination are at least as favorable as the terms that would have resulted from arms-length negotiations between unaffiliated parties.

In November of this year, our cash reserves were depleted and we were in need of immediate funding. In response to this need, our board of directors asked the 10 original founders of Axion (Ontario) to each purchase 33,400 shares of common stock at a price of $1.50 per share. All of the Axion (Ontario) founders promptly made the requested stock purchases and we received total proceeds of $501,000 in connection with the cash call.

SELLING SHAREHOLDER

The Mega-C Trust was intended as an informal reorganization alternative that would provide mechanisms for the payment of Mega-C’s debts and the preservation of its shareholders’ interests. We deposited 7,327,500 shares, or approximately 52.6%, of our common stock in the Mega-C Trust as a principal element of the business combination between Tamboril and Axion (Ontario). While the potential beneficiaries of the Mega-C Trust include all Mega-C creditors and shareholders, we will not know the identities and respective interests of the beneficiaries until the Bankruptcy Court confirms Mega-C’s plan of reorganization.

Sally Fonner was appointed successor trustee of the Mega-C Trust on March 25, 2004. Ms. Fonner does not have any economic interest in the Mega-C Trust other than the trustees’ fees specified in the trust agreement. Since the trustee is required to vote the shares held by the Mega-C Trust proportionally with the votes cast by our other stockholders, the Mega-C Trust has no effective voting control over our company. Upon completion of transactions contemplated by this prospectus, the Mega-C Trust will not own any shares.

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We have filed a registration statement under the Securities Act as required by the trust agreement for the purpose of registering the sale, transfer or other disposition of the shares held by the Mega-C Trust. We will pay all fees and expenses incident to the registration of the shares. We have also agreed to indemnify the Mega-C Trust against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PLAN OF DISTRIBUTION

Introduction

Our Form S-1 registration statement under the Securities Act provides an overall framework for a delayed or continuous offering of our shares by the Mega-C Trust pursuant to SEC Rule 415. The shares held by the Mega-C Trust are subject to the jurisdiction of the Bankruptcy Court. Until Mega-C’s reorganization plan has been approved by its creditors and shareholders and confirmed by the Bankruptcy Court, the Mega-C Trust will not be permitted to sell, transfer or dispose of any of the shares described in this prospectus without a court order that specifies:

•	The number of shares to be sold;

•	The offering terms and the amount of cash to be raised;

•	The manner in which the shares are to be sold; and

•	The use of the cash proceeds from such sales.

Each authorized series of sales or other dispositions will require a post-effective amendment to our registration statement that updates the information in this prospectus and provides detailed information on the order.

Mega-C and its shareholders did not participate in the creation of the Mega-C Trust or negotiate the terms of the trust agreement. Accordingly, it is uncertain whether the Bankruptcy Court will give effect to the restrictions and limitations embodied in the trust agreement. If the Bankruptcy Court concludes that the restrictions and limitations of the trust agreement are inappropriate in Chapter 11 case, the disposition of the shares held by the Mega-C Trust could be subject to and governed by Mega-C’s plan of reorganization. In that event, a variety of outcomes are possible. At one extreme, Mega-C’s plan of reorganization could provide for the sale of all shares, the distribution of cash to all holders of allowed creditors’ claims and the retention of any additional cash to finance Mega-C’s future operations. At the other extreme, Mega-C’s plan of reorganization could provide for the liquidation of Mega-C and the payment of all creditors’ and shareholders’ claims with in-kind distributions of our shares.

Depending on the cost and complexity of the Mega-C Chapter 11, we expect to file a series of post-effective amendments to our registration statement describing Bankruptcy Court orders that instruct the trustee to:

•	Sell shares for cash that will be used to pay the administrative costs of Mega-C’s Chapter 11;

•	Sell shares for cash that will be used to pay the claims of Mega-C’s creditors;

•	Sell shares for cash that will be used to pay cash distributions to Mega-C shareholders; or

•	Distribute shares to Mega-C creditors and/or shareholders in satisfaction of their claims and interests.

Due to the uncertainties associated with Mega-C’s Chapter 11, we are unable to predict when a post-effective amendment will be required, estimate the number of shares that might be sold in compliance with a particular order or estimate the period of time that we will be required to maintain an effective registration statement for the shares held by the Mega-C Trust.

Cash sales by the Mega-C Trust

Subject to the supervision of the Bankruptcy Court, the trustee may sell shares from time to time during the pendancy of Mega-C’s Chapter 11 case for the purpose of paying administrative costs. The Mega-C Trust may sell

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the shares included in this prospectus on any stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Mega-C Trust may use any one or more of the following methods when selling our shares:

•	Market transactions, ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	Block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	Privately negotiated transactions;

•	Directly to one or more purchasers;

•	Through the writing of options or entering into other derivative arrangements; or

•	A combination of any such methods of sale and any other method permitted under applicable law.

The Mega-C Trust may also enter into hedging transactions with broker-dealers, which may in turn engage in short sales and deliver our shares to close out such short positions, or loan or pledge our shares to broker-dealers that in turn may sell such securities.

Broker-dealers engaged by the Mega-C Trust may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Mega-C Trust (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Mega-C Trust does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Mega-C Trust. The Mega-C Trust may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Mega-C Trust may from time to time pledge or grant a security interest in some or all of the shares held by it and, if the Mega-C Trust defaults in the performance of any such secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The Mega-C Trust also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between the Mega-C Trust and any underwriter, broker-dealer or agent regarding the sale of our shares. The Mega-C Trust may decide to sell only a portion of the shares pursuant to this prospectus or may decide not to sell shares. In addition, the Mega-C Trust may transfer our shares by other means not described in this prospectus.

The Mega-C Trust and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of

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common stock purchased by them may be deemed to be underwriting commissions or discounts. The Mega-C Trust has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Mega-C Trust. If the Mega-C Trust notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a supplement to this prospectus. If the Mega-C Trust uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Mega-C Trust.

In-kind distributions by the Mega-C Trust

Under the trust agreement, the trustee is only authorized to make in-kind distributions of our stock to Mega-C shareholders who establish that they gave fair value for their Mega-C shares in arms-length transactions or own fewer than 2,500 Mega-C shares. The agreement requires the trustee to sell all remaining shares for cash and then distribute the cash proceeds among the Mega-C shareholders who do not qualify for in-kind distributions. As noted above, however, it is unclear whether the Bankruptcy Court will respect the restrictions and limitations embodied in the trust agreement.

Subject to the terms of Mega-C’s plan of reorganization and any applicable order of the Bankruptcy Court, the Mega-C Trust may distribute shares of our stock to creditors and shareholders in satisfaction of their respective claims and interests. The determination of the creditors and shareholders who are entitled to receive in-kind distributions of our shares, and the number of shares distributable to each such person will be made by the Bankruptcy Court, rather than the trustee. Accordingly, there can be no assurance that the Mega-C Trust will not distribute shares to persons that we would choose to exclude from share ownership if we had the power to do so.

The in-kind distribution of our shares by the Mega-C Trust will constitute a bona fide public distribution of our shares and Mega-C creditors and shareholders who receive in-kind distributions of our shares will not ordinarily be classified as underwriters with respect to the distributed shares. In general, the shares that the trust distributes to Mega-C creditors and shareholders will be freely transferable by the holders thereof without further registration under the Securities Act. To the extent that the trust distributes shares to persons who are directors, officers or 10% stockholders of our company, however, the shares will be classified as “control securities” and may only be resold in compliance with the public information, volume limitations and manner of sale requirements of SEC Rule 144.

DESCRIPTION OF SECURITIES

On June 4, 2004, our stockholders approved amendments to our certificate of incorporation that affected the equivalent of a 1 for 16 reverse-split and reduced our authorized capital stock. We are presently authorized to issue 50,000,000 shares common stock and 12,500,000 shares of preferred stock. Within these limits, our board has the power at any time and without stockholder approval to issue shares of our common or preferred stock for cash, to acquire property or for any other purpose that the board believes is in the best interests of our company. Any decision to issue additional shares of common or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Common stock

Our amended certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire board. The holders of common stock are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no

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preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of our outstanding shares of common stock are fully paid and non-assessable. We have 13,251,100 shares of common stock issued and outstanding.

Approximately 52.6% of our outstanding stock is held in trust for the benefit of the creditors and shareholders Mega-C Power Corporation. We believe that all of the shares held by the Mega-C Trust will eventually be sold to pay Mega-C’s creditors, distributed to Mega-C shareholders or sold for the benefit of Mega-C shareholders. We are unable to predict the amount of cash that will be required in connection with Mega-C’s reorganization. We are also unable to predict the behavior of any Mega-C creditors or shareholders who ultimately receive our shares in satisfaction of their claims and interests. A substantial increase in the number of freely transferable shares is likely to have a negative impact on our stock price and if large numbers of shares are offered for sale at the same time the impact may be dramatic.

The shares in the Mega-C Trust would ordinarily give the trustee absolute control over any matters we submit for a stockholder vote. To avoid a situation where a single person will have the authority to make all stockholder decisions, the trust agreement requires the trustee to vote the trust shares proportionally with the votes cast by our other stockholders. While this requirement permits the trustee to remain a passive investor, it increases the effective voting control held by our directors and officers. Since our directors and officers own or control 2,638,500 shares of common stock and 1,294,300 presently exercisable options and warrants, they will have the power to effectively control management and the outcome of any stockholder vote until a substantial number of shares are sold or distributed by the Mega-C Trust.

Preferred stock

Our amended certificate of incorporation authorizes the issuance of 12,500,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are currently outstanding.

Capital warrants

In connection with our acquisition of Axion, we issued 233,400 capital warrants in settlement of certain related party debts owed to former principal stockholders of our company. We subsequently issued 1,562,900 capital warrants in connection with our acquisition of the E3Cell technology. These capital warrants are all exercisable at a price of $2 per share until December 31, 2005. We are required to file a registration statement under the Securities Act for the shares of common stock issuable upon the exercise of the capital warrants. We intend to file the required registration statement within 30 days of the date of this prospectus.

Investor warrants

We have issued 1,330,100 investor warrants in connection with private placements of our common stock. Our Series I warrants were issued effective January 1, 2004; our Series II warrants were issued effective March 1, 2004 and our Series III warrants were issued effective May 1, 2004. Each series of investor warrants is valid for a period of one-year, provides for an initial exercise price that is valid for the first six months after issuance and provides that the exercise price will increase for the second six months.

We have recently received $150,000 in cash proceeds from the exercise of 100,000 Series I warrants. We have a total of 1,230,100 investor warrants outstanding at the date of this prospectus.

We are required to file a registration statement under the Securities Act for the public resale of the shares of common stock issued and issuable upon the exercise of the investor warrants. We intend to file the required

53

registration statement within 30 days of the date of this prospectus. All of our investor warrants provide that if we have not received an order of effectiveness for the registration statement at least one month before the expiration date of the primary exercise period, the primary exercise period will be automatically extended to the one-month anniversary of the effective date of our registration statement and the expiration date of the warrant will be automatically extended to the seven-month anniversary of the effective date.

Incentive stock plan

We have adopted an incentive stock plan for the benefit of our employees. Under the terms of the plan, we are authorized to grant incentive awards for up to 1,000,000 shares of common stock. To date, each of our employee directors has received options to purchase 6,300 shares at a price of $2.00 and 3,600 at a price of $5.60. We have granted a similar option to one consultant. No other incentive awards are outstanding at the date of this prospectus.

The compensation committee will administer the plan; decide which employees will receive incentive awards; make determinations with respect to the type of award to be granted; and make determinations with respect to the number of shares covered by the award. The compensation committee will also determine the exercise prices, expiration dates and other features of awards. The compensation committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the compensation committee will be binding on all parties. We will indemnify each member of the compensation committee for good faith actions taken in connection with the administration of the plan.

Registration of certain shares

We have agreed to file one or more resale registration statements for the shares of our common stock that are held by the Mega-C Trust, issuable upon the exercise of our outstanding warrants, and issuable in connection with our contractual stock options, incentive stock plan and outside directors’ stock option plan. The underlying agreements generally require our company to pay the fees and expenses we incur in connection with the registration and to indemnify the holders of shares against losses, claims, damages, liabilities or expenses that arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact made by our company. Likewise, each holder whose securities are included in such registration will be required to indemnify our company against losses, claims, damages, liabilities or expenses that arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact that is made in reliance upon information provided by the holder.

Within 30 days, we intend to file a Form S-1 registration statement for the common stock underlying our outstanding warrants. When this registration statement is declared effective, all shares issued or issuable upon the exercise of warrants will become eligible for resale under the Securities Act. We also plan to file a Form S-8 registration statement for the common stock underlying our outstanding options, including 1,170,800 shares that are authorized for issuance in connection with future awards under our stockholder approved compensation plans. Our planned Form S-8 registration statement will become effective upon filing and thereafter all shares issued or issuable upon exercise of options and other incentive awards will be eligible for resale under the Securities Act.

A substantial increase in the supply of freely transferable shares is likely to depress the market price of our stock. If the holders of our stock were to offer a substantial number of shares for sale at or about the same time, the price decline would probably be dramatic. The availability of a large supply of freely transferable shares might also make it more difficult for us to sell common stock in the future or reduce the price at which we could sell shares of our common stock.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the stockholder became an interested stockholder unless (with a few exceptions) the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15% or more of

54

the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

Dividend policy

We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not subscribe to purchase our shares if you require current income from your investments.

Transfer agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is not listed on a national securities exchange or the Nasdaq stock market. It is quoted in the OTC Pink Sheets and trades under the symbol AXPW. On the date of this prospectus, we had 13,936,300 shares outstanding, including 422,800 shares that are freely transferable under the Securities Act. The Mega-C Trust will use this prospectus in connection with the sale or distribution of 7,327,500 shares of our outstanding common stock. All shares sold in this offering will be freely tradable without restriction or the requirement of further registration under the Securities Act unless they are purchased by our “affiliates,” as that term is defined in Rule 144. The remaining shares are “restricted shares,” as that term is defined in Rule 144 and will be eligible for sale in the public market as follows:

•	251,700 shares are immediately eligible for resale;

•	4,662,000 shares will be eligible for resale commencing January 1, 2005; and

•	588,100 shares will become eligible for resale at various times between January and June 2005.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of certain prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of (a) 1.0% of the number of shares of our common stock then outstanding (approximately 132,500 shares), or (b) the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

The firm of Daszkal Bolton Manela Devlin & Co. served as the independent auditor for our company during the years ended December 31, 1998 and 1999. In the first quarter of 2001, our board of directors concluded that our company did not have sufficient resources to pay the costs and expenses associated with an audit of our financial

55

statements for the year ended December 31, 2000 and it would be imprudent to maintain our relationship with of Daszkal Bolton Manela Devlin & Co. This decision to forego an audit of our financial statements for the year ended December 31, 2000 was the functional equivalent of an affirmative decision to dismiss our independent auditors.

The report of Daszkal Bolton Manela Devlin & Co. on our 1998 and 1999 financial statements did not contain an adverse opinion or disclaimer of opinion. The report did, however, contain a fourth explanatory paragraph to reflect the going concern issues raised by our then pending Chapter 11 bankruptcy proceeding. There were no disagreements between our company and the firm of Daszkal Bolton Manela Devlin & Co. during the years ended December 31, 1998 and 1999 or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former auditors satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

On February 27, 2003, Want & Ender, CPA, PC, was retained to audit our financial statements for the years ended December 31, 2002, 2001 and 2000 and to serve as our certifying accountant until the board of directors elected a successor. During the two years preceding their appointment, our company did not consult Want & Ender with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or any matter that was either subject of a disagreement or a reportable event specified in Item 304 of Regulation S-K.

The report of Want & Ender on our 2002, 2001 and 2000 financial statements did not contain an adverse opinion or disclaimer of opinion. The report did, however, contain a fourth explanatory paragraph to reflect the going concern issues raised by our lack of substantive business operations, our reliance on related party loans, our limited financial resources and our history of operating losses and negative cash flow. There were no disagreements between our company and the firm of Want & Ender during the year ended December 31, 2003 or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former auditors satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

In January 2004 Want & Ender advised our chief financial officer by telephone that they had not registered with the Public Company Accounting Oversight Board (PCAOB) and did not intend to do so. While Want & Ender did not formally resign or decline to stand for re-election as our certifying accountant, it advised management that our company should retain a PCAOB registered firm to audit its financial statements for the year ended December 31, 2003. On February 16, 2004, our board of directors voted to dismiss the firm of Want & Ender as our company’s certifying accountant and retain a successor auditor.

The report of Want & Ender on our financial statements for the years ended December 31, 2002, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion. However, the report contained a fourth explanatory paragraph to reflect the going concern issues occasioned by our prior bankruptcy proceeding, our history of operating losses and our negative cash flow from operations.

During the years ended December 31, 2001 and 2002 and the subsequent interim periods, there were no disagreements between our company and Want & Ender on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Want & Ender’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. During the years ended December 31, 2001 and 2002 and the subsequent interim periods, Want & Ender did not advise our company with respect to any of the matters specified in sub-paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

On February 16, 2004, Michael F. Cronin, CPA, was retained to audit our financial statements for the year ended December 31, 2003 and to serve as our certifying accountant until the board of directors elects a successor. During the two most recent fiscal years, our company has not consulted Michael F. Cronin, CPA with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or any matter that was either subject of a disagreement or a reportable event specified in Item 304 of Regulation S-K.

56

EXPERTS

The our consolidated financial statements for the year ended December 31, 2003 which are included in this prospectus have been audited by Michael F. Cronin, CPA, independent public accountant, as indicated in his report on such financial statements, and are included in this prospectus in reliance upon the authority of Mr. Cronin as an expert in accounting and auditing.

The report of Michael F. Cronin, CPA, contains a fourth explanatory paragraph that states that our short operating history, our limited financial resources and our potential to incur operating losses in the future raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Tamboril Cigar Company for the years ended December 31, 2002 and 2001 which are included in this prospectus have been audited by the firm of Want & Ender CPA PC, independent auditors, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of Want & Ender as experts in accounting and auditing.

The report of Want & Ender contains a fourth explanatory paragraph that states that our lack of substantive business operations; our reliance on related party loans, our limited financial resources and our history of operating losses and negative cash flow raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LEGAL MATTERS

The law firm of Petersen & Fefer, Barberêche Switzerland, will pass upon the validity of the shares to be sold or distributed by the Mega-C Trust. John L. Petersen, a partner in that firm, is a director of our company. Members of the firm of Petersen & Fefer collectively own 32,700 shares of our common stock; presently exercisable warrants and options that entitle them to purchase 306,000 shares of our common stock at a price of $1.00 per share; and unvested options that will entitle them to purchase 9,900 shares of our common stock at an average price of $4.05 per share.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Axion Power International, Inc. and the common stock offered in this offering, reference is made to such registration statement, schedules and exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and consequently file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s web site is http://www.sec.gov.

We maintain an Internet website, located at www.axionpower.com. Information on our website is not incorporated by reference into this prospectus.

57

F-1

REPORT OF MICHAEL F. CRONIN, CPA
INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
Axion Power International, Inc.
(formerly Tamboril Cigar Company)

I have audited the accompanying consolidated balance sheet of Axion Power International, Inc. (formerly Tamboril Cigar Company) as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of Tamboril Cigar Company as of December 31, 2002 were audited by other auditors whose report dated March 18, 2003 expressed a qualified opinion on those financial statements.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axion Power International, Inc. (formerly Tamboril Cigar Company) as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, Management’s Plan the Company’s limited financial resources and its potential to incur operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael F. Cronin, CPA
Rochester. New York

March 10, 2004

F-2

REPORT OF WANT & ENDER CPA, PC
INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of
Tamboril Cigar Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of Tamboril Cigar Company and subsidiaries, as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tamboril Cigar Company, as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company ceased its manufacturing operations in the fourth quarter of 1998 and filed a petition under Chapter 11 of the Bankruptcy Code in April of 2000. The Company’s plan of reorganization under Chapter 11 was approved by the Bankruptcy Court and substantially implemented as of December 31, 2000. The Company experienced a loss from operations and had negative cash flows from operations for each of the years ended December 31, 2002, 2001 and 2000. These operating losses and negative cash flows were financed by related party loans. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in the accompanying footnotes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Martin Ender
Want & Ender CPA, P.C.
Certified Public Accountants

New York, NY
March 18, 2003

F-3

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2003	2002
ASSETS
Current Assets:
Cash	$455,369	$67,166

Total Current Assets	455,369	67,166

Other Assets
Future interest in affiliate company	1,794,000	0
Notes Receivable	388,148	0

Total Other Assets	2,182,148	0

Total Assets	$2,637,517	$67,166

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued Research and Development Expenses	$88,000	$0
Balance Payable to Acquire Future interest in affiliate company	1,159,000	0
Due to Related Parties	0	206,123

Total Current Liabilities	1,247,000	206,123

Convertible Notes Payable	0	200,000

Total Liabilities	1,247,000	406,123

Stockholders' Equity:
Preferred Stock,	0	3
Common Stock
Authorized 400 million shares $0.0001 par value
201,826,432 issued (13,356,640 in 2002)	20,183	1,336
Additional Paid-in Capital	1,876,634	6,282,234
Accumulated Deficit	(506,300)	(6,622,530

Total Stockholders' Equity	1,390,517	(338,957

Total Liabilities and Stockholders' Equity	$2,637,517	$67,166

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-4

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Statements of Operations

	Year Ended December 31,
	2003	2002	2001
Revenue	$0	$0	$0

Expenses
General and Administrative	252,865	53,195	99,554
Expensed Research and Development	253,435	0	0

Total Expenses	506,300	53,195	99,554

Net Loss	$(506,300)	$(53,195)	(99,554)

Basic & Diluted Net Loss per Share	$(0.01)	$-	-

Weighted Average Common Shares Outstanding	3,161,500	835,000	835,000

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-5

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Statement of Changes in Stockholders' Equity

	Common Stock		Additional	Preferred Stock		Accumulated
	Shares	Amount	Paid-in	Shares	Amount	Deficit
			Capital
Balance January 1, 2001	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,569,336)
Net Loss for Year Ended December 31, 2001						$(53,195)
Balance December 31, 2001	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,622,531)

Balance January 1, 2002	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,569,336)
Net Loss for Year Ended December 31, 2002						$(53,195)
Balance December 31, 2002	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,622,531)

Conversion of Preferred Stock	33,227,000	3,323	-3,320	-33,227	-3
Settlement of Debt	4,000,000	400	199,600
Cancellation of Shares	-20,583,640	-2,058	2,058
Acquisition of Axion Power Corp. and Effect of Reverse Merger	171,826,432	17,182	-4,635,695			$6,622,531
Fair Value of Options Granted for Services			31,758
Net Loss for Year Ended December 31, 2003						$(506,300)
Balance December 31, 2003	201,826,432	$20,183	$1,876,634	-	$-	$(506,300)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-6

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2003	2002	2001
Operating Activities:
Net Loss	$(506,300)	$(53,195)	$(99,554)
Adjustments to Reconcile Net Loss to Cash:
Non-Cash Expenses Included in Net Loss
Stock and Options Issued for Services	34,818	-	-
Increase (decrease) in Accounts Payable	88,000	-	(1,540)
Increase (decrease) in Accrued Taxes		-	(7,689)
Cash Used by Operating Activities	(383,482)	(53,195)	(108,783)

Investing Activities
Investments in Notes Receivable	(388,149)	-	-
Payments made on obligation to acquire affiliated company	(635,000)	-	-

Cash Used by Investing Activities	(1,023,149)	-	-

Financing Activities:
Advances from Related Party	-	58,972	147,150
Proceeds from Issuance of Notes Payable	1,862,000	-	-

Cash Generated by Financing Activities	1,862,000	58,972	147,150

Increase in Cash	455,369	5,778	38,367
Cash -Beginning	-	61,388	23,021

Cash -Ending	$455,369	$67,166	$61,388

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-7

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
DECEMBER 31, 2003

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations

Stock Based Compensation

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003

Fair Value of Financial Instruments

Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

F-8

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes and debentures payable would be estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

Earnings per Common Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 “Earnings per Share” ("SFAS 128"). SFAS 128 replaces the previous "primary" and "fully diluted" earnings per share with "basic" and "diluted" earnings per share. Unlike "primary" earnings per share that included the dilutive effects of options, warrants and convertible securities, "basic" earnings per share reflects the actual weighted average of shares issued and outstanding during the period. "Diluted" earnings per share are computed similarly to "fully diluted" earnings per share. Dilutive common equivalent shares consist of options to purchase common stock (only if those options are exercisable and at prices below the average share price for the period). Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would have been anti-dilutive for the periods presented.

There were no common equivalent shares required to be added to the weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2002 or 2003.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes,” ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Research and Development

Research and development costs are expensed as incurred.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Standards No. 141, “Business Combinations” (SFAS 141), and No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). SFAS 141 is effective for business combinations completed after June 30, 2001, and SFAS 142 is effective for fiscal years beginning after December 15, 2001.

SFAS 141 proscribes the exclusive use of the purchase method of accounting for all business combinations subsequent to the effective date. SFAS 142 mandates that acquired goodwill and intangible assets deemed to have indefinite lives will no longer be amortized. Rather, goodwill and these intangibles will be subject to regular impairment tests in accordance with SFAS 142. All other intangible assets will continue to be amortized over their estimated useful lives.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS 143 is effective for the fiscal years beginning after June 15, 2002.
SFAS 143 is expected to improve financial reporting because all asset retirement obligations that fall within the scope of this Statement and their related asset retirement cost will be accounted for consistently and financial statements of different entities will be more comparable. As provided for in SFAS 143, we have elected adoption of this statement in our fiscal year beginning January 1, 2002.

F-9

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business.” SFAS 144 is effective for fiscal years beginning after December 15, 2001 (with early adoption permitted under certain circumstances). SFAS 144 is expected to improve financial reporting by requiring that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. As provided for in SFAS 144, we have adopted of this statement in our fiscal year beginning January 1, 2002.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities.” This statement addresses the recognition, measurement, and reporting of costs associated with exit and disposal activities. SFAS No. 146 is applicable to restructuring activities and costs related to terminating a contract that is not a capital lease and one time benefit arrangements received by employees who are involuntarily terminated. SFAS No. 146 supersedes EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146 the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Previously issued financial statements will not be restated. The provisions of EITF Issue No. 94-3 will continue to apply for exit plans initiated prior to the adoption of SFAS No. 146. Adoption did not have a material impact on the financial statements.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others” (“FIN 45”). FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company adopted the disclosure provisions of FIN 45 during the fourth quarter of fiscal 2002 and the recognition provisions of FIN 45 effective January 1, 2003. Such adoption did not have a material impact on the financial statements.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS 148”). SFAS 148 amends Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), to provide alternative methods for voluntary transition to the fair value method of accounting for stock-based employee compensation prescribed by SFAS 123. SFAS 148 also requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financials statements. The Company adopted the disclosure provisions of SFAS 148 effective January 1, 2003 and has included the additional required disclosures below under “Stock-Based Compensation.” Such adoption did not have a material impact on the financial statements.

In January 2003, FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The Company adopted the provisions of FIN 46 effective February 1, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no variable interest entities. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities (“SPE”). The consolidation requirements apply to all SPEs in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPEs.

F-10

In April 2003, FASB issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts and hedging relationships entered into or modified after June 30, 2003. The Company adopted the provisions of SFAS 149 effective June 30, 2003 and such adoption did not have a material impact on its consolidated financial statements since the Company has not entered into any derivative or hedging transactions.

In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

•	a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;

•	a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and

•	a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer’s equity shares, or (3) variations inversely related to changes in the fair value of the issuer’s equity shares.

In November 2003, FASB issued FASB Staff Position No. 150-3 (“FSS 150-3”) which deferred the effective dates for applying certain provisions of SFAS 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities, SFAS 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS 150 are deferred indefinitely. The measurement provisions of SFAS 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period. The Company adopted the provisions of SFAS 150 effective June 30, 2003 and such adoption did not have a material impact on its financial statements.

F-11

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003

1.    Organization and Operations

On December 31, 2003, Tamboril Cigar Company completed a reorganization with Axion Power Corporation ("Axion"). Pursuant to the terms of that agreement, Tamboril issued new shares of its Common Stock to the stockholders of Axion. The former shareholders of Axion now own approximately 95% of the outstanding shares of Tamboril.

Axion was formed on September 18, 2003 in the province of Ontario, Canada for the purpose of funding research and development and acquiring the rights to commercially exploit the know-how and technology for a hybrid lead-carbon battery/capacitor known as the E3Cell.

For financial reporting purposes, Axion was treated as the acquiring company and the transaction accounted for as a reverse merger. Axion had substantially more assets (Tamboril had virtually no assets or operating revenue). The financial statements contained herein are those of Axion carried forward at historical cost. The consolidated financial statements for the year ended December 31, 2003 include Axion's results of operations and cash flows for the period from September 18, 2003 (the date of Axion's incorporation) to December 31, 2003.

Principles of Consolidation

The consolidated financial statements include the accounts of legal entities Tamboril and its wholly owned subsidiary, Axion. All significant inter-company balances and transactions have been eliminated in consolidation.

2.    Stockholders' Equity:

The Company’s Certificate of Incorporation authorizes the issuance of 400,000,000 shares of Common Stock. The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

History

On September 22, 1997, the company issued $200,000 of 8% Convertible Debentures and 56,000 shares of $50 stated value Series B 8% Convertible Preferred Stock to three related purchasers for $3,000,000. Between February and August 1998, the holders converted 22,773 shares of Preferred Stock into 7,452,738 shares of Common Stock.

Current Activity

On January 29, 2003, the holders of the 8% debentures and Preferred Stock exercised their conversion rights and converted all of the then outstanding debentures and Preferred Stock into shares of Common Stock. A total of 33,227,000 shares of Common Stock were issued upon conversion of the Preferred Stock and a total of 4,000,000 shares of Common Stock were issued upon conversion of the debentures.

Business Combination Transaction and Reverse Take-Over ("RTO")

In December 2003, the Company agreed to acquire Axion. In contemplation of this acquisition, two of the Company's principal stockholders surrendered 20,583,640 shares of Common Stock, without consideration, for the purpose of canceling those shares.
On December 31, 2003, in a business combination that was structured as a reverse merger, the Company acquired substantial majority control of Axion. Tamboril issued 156,573,104 shares of Common Stock and 9,773,360 Common Stock purchase warrants to the former shareholders and convertible note holders of Axion.

F-12

On January 9, 2004, Tamboril acquired the remainder of Axion’s outstanding securities in exchange for 15,253,328 additional shares of Common Stock and 3,733,336 additional warrants. Concurrently, two principal stockholders of Tamboril sold 20,000,000 outstanding Tamboril shares to certain former Axion shareholders for $200,000.

The former shareholders of Axion now own approximately 95% of the outstanding shares of Tamboril. In connection with the combination, each Axion Common Stock equivalent was converted into 8 shares of Tamboril Common Stock. This exchange ratio was determined through arm’s length negotiation between Axion and Tamboril.
Legal Services Agreement with Former Principal Stockholder

In December 2003, the Company retained a former principal stockholder of Tamboril to serve as legal counsel for the combined companies. In connection with this agreement, the company agreed to pay a cash fee of $40,000 for the preparation of the SEC reports associated with the business combination, together with a flat monthly fee of $7,500 for the preparation of the proxy statements, SEC reports and other documents that the company is required to file with the SEC during 2004. As additional compensation under this agreement, counsel received a two-year option to purchase 3,027,297 shares of the company’s Common Stock at a price of $.125 per share.

Subsequently, legal counsel agreed to serve without additional compensation as the interim chief financial officer of the Company and as a member of the Company’s board of directors until suitable successors are selected.

Stock Based Compensation

Stock Options

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted. Due to limited trading information in 2003 and a relatively short life (12-24 months), the fair value of the options was estimated at $ 0.001 per share.

Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003.

There was no impact on the financial statements for the years ended December 31, 2003 and 2002, since no employee stock options were granted during those periods.

Investor warrants

During 2003 and in connection with the reorganization agreement, the Company issued 13,466,696 investor warrants. The investor warrants are valid for one year. A total of 10,666,696 investor warrants will be exercisable at a price $.0938 per share until June 30, 2004, and then $.125 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004. The Company is obligated to register the stock underlying the warrants. If the registration statement is not effective before May 31, 2004, the price step-up date will be extended to the 1-month anniversary of the effective date and the expiration date will be extended to the 7-month anniversary of the effective date

Capital warrants

During 2003 and in connection with the reorganization agreement, the Company issued 3,731,462 capital warrants in connection with the settlement of $484,123 in accrued compensation and other related party debt that was owed

F-13

to the former principal stockholders of Tamboril. These capital warrants are valid for two years and exercisable at a price of $.125 per share.

On January 9, 2004, the Company issued 25,000,000 capital warrants to the stockholders of C and T Co. Inc. (“C&T”) in connection with the acquisition of the E3Cell technology.

Two-year options to purchase 3,027,397 shares were granted to securities counsel as partial consideration for post closing services.

A summary of all options and warrants outstanding at December 31, 2003 follows:

Disclosure summary:		Weighted	Weighted
		Average	Average
	Shares	Exercise Price	Fair Value
Balance 1/01/03	0	$0.00	$0.000
Granted	45,225,555	0.12	0.001
Exercised or Lapsed	0	0.00	0.000
Balance 12/31/03	45,225,555	$0.12	$0.001

Options Outstanding
& Exercisable
Range of		Weighted Average	Weighted Average
Exercise	Shares	Remaining	Exercise
Prices		Contractual Life	Price
in Months
$0.125-$0.25	45,225,555	20.4	$0.12

3.    Income Taxes:

The Company has approximately $ 470,000 in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2024. The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. We have determined it more likely than not that our net operating loss carry-forwards will not be utilized; therefore we have provided for a valuation allowance against the related deferred tax asset. A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:

	December 31, 2003	December 31, 2002
Federal Deferred Tax Asset Relating to Net Operating Losses	$145,000	$0
State Deferred Tax Asset Relating to Net Operating Losses	22,500	0
Less: Valuation Allowance	(167,500)	(0)
Total Deferred Tax Asset	$0	$0

4.    Commitments and Contingencies:

C&T Acquisition Agreement

Pursuant to a November 15, 2003 Development and License agreement between Axion and C&T (a research & development enterprise), the Company was obligated to pay C&T a total of $1,794,000 for certain rights associated with the development and commercial exploitation of the E3Cell technology. The agreement was subsequently amended to provide for the purchase of 100% of the outstanding shares of C&T Common Stock contingent upon receipt by C&T of the final payment described below.

Under the terms of the agreement Axion paid $635,000 to C&T prior to year-end and is required to make additional monthly payments of $84,000 in 2004 until the unpaid balance is reduced to $1,000,000. The final payment of $1 million will be due 15 days after the completion of preliminary beta testing of the E3Cell. Until the full amount has been paid, C&T will retain the equivalent of a purchase money security interest in the E3Cell patents and other intellectual property. No amounts paid to C&T are recoverable. In the event the Company is unable to meet its obligations all amounts paid will be subject to forfeit and expensed in the period that determination is made. The obligation and payments have been reflected in their entirety as an asset and liability.

F-14

The agreement also requires the Company to provide funding for ongoing research and development on a monthly basis. Payments and accruals under this section were $252,865 through December 31, 2003. The Company treats this as research and development costs and, accordingly, expenses such costs in the period incurred.

Litigation

On February 10, 2004, Lewis (Chip) Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that names Tamboril, Axion, the former Axion shareholders, the Pardo-Usling Group, the C&T Group, the trustee of the Mega-C Shareholders Trust and others as defendants. The lawsuit alleges an extensive conspiracy between the Axion Group, the Pardo-Usling Group and the C&T Group to deprive the plaintiffs of their alleged license rights to commercialize the E3Cell technology for use in stationary applications. Management believes the lawsuit is without substantial merit and intends to vigorously defend the action.

Management currently estimates the range of loss to be $50,000 to $100,000, including attorney’s fees. Protracted litigation, or higher than anticipated legal costs, could significantly reduce available working capital and have a material adverse impact on the company’s financial position.

5.    Management’s Plan:

The Company has approximately $455,000 as of December 31, 2003. Its ability to continue to provide funds for research, development and testing will be dependent upon access to additional capital resources. The Company will not be able to commence the second stage beta testing program without obtaining additional funds through the sale of securities or from other sources. Management is currently seeking additional capital in order to meet the Company’s obligations. Additional capital may not be available on favorable terms, or at all. If adequate financial resources are not available when required, the Company may be forced to curtail its proposed operations. If Axion is unable to obtain additional capital when needed, its ability to continue its research and development and product testing activities may be materially and adversely impacted.

6.    Supplementary Cash Flow Disclosure:

In connection with the business combination, $484,123 in accrued compensation and other related party debt owed by Tamboril to its former principal stockholders was settled by issuing 3,731,462 capital warrants.

In connection with the business combination, $1,900,000 in convertible debt owed by Axion was paid by issuing 24,266,696 shares of Common Stock and 13,466,696 investor warrants.

F-15

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
CONSOLIDATED BALANCE SHEET
	September 30, 2004 (Unaudited)	December 31, 2003

Assets

Current Assets
Cash & cash equivalent's	$82,060	$455,369
Refundable Taxes	1,231	0
Prepaid expenses	6,714	0
Total current assets	90,006	455,369

Property & equipment (net)	105,063	0

Other Assets:
Notes Receivable	739,100	388,148
Refundable Legal Fees	156,369	0
Contingent future interest in affiliate company	1,794,000	1,794,000

Total Assets	$2,884,538	$2,637,517

Liabilities & Equity

Current Liabilities:
Accounts payable	$123,972	$88,000
Accrued expenses	152,423	0
Balance payable to acquire future interest in affiliate company	100,000	159,000
Contingent portion payable to acquire future interest in affiliate company	1,000,000	1,000,000
Total current liabilities	1,376,395	$1,247,000

Equity:
Common stock-50,000,000 authorized $0.0001 par value
13,535,500 issued & outstanding	1,354	20,183
Additional paid in capital	4,145,154	1,876,634
Accumulated deficit	(2,650,653)	(506,300)
Cumulative Translation adjustment	12,288	0
Total Equity	1,508,143	1,390,517

Total Liabilities & Equity	$2,884,538	$2,637,517

See Notes to Financial Statements.

F-16

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004 Axion as Successor (Unaudited)	2003 Tamboril as Predecessor (Unaudited)	2004 Axion as Successor (Unaudited)	2003 Tamboril as Predecessor (Unaudited)

Net Sales	$0	$0	$0	$0

Selling, General & Administrative Expense	$356,191	73,700	1,068,397	263,625
Research & Development	428,591	0	1,075,956	0
(Loss) Before Income Taxes	(784,782)	(73,700)	(2,144,353)	(263,625)

Income Taxes	0	0	0	0

Net Loss	($784,782)	($73,700)	($2,144,353)	($263,625)

Basic and Diluted Net Loss Per Share	($0.06)	($0.02)	($0.16)	($0.09)

Weighted Average Common Shares Outstanding	13,327,665	3,161,478	13,020,759	2,870,642

See Notes to Financial Statements.

F-17

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2004 Axion as Successor (Unaudited)	2003 Tamboril as Predecessor (Unaudited)

Cash Flows from Operating Activities:
Net Income/Loss	($2,144,353)	($263,625)
Adjustments required to reconcile net loss to cash flows
from operating activities:
Options issued for services	300,077	0
Changes in Operating Assets & Liabilities
Prepaid expenses	(7,945)	0
Accounts payable & accrued expenses	188,395	2,400
Net cash used by operating activities	(1,663,826)	(261,225)

Cash Flows from Investing Activities:
Purchase of equipment	(105,063)	0
Incremental investments in notes receivable	(507,320)	0
Payments made on obligation to acquire affiliated company	(59,000)	0
Net cash used by investing activities	(671,383)	0

Cash Flows from Financing Activities:
Advances from related parties	0	200,500
Proceeds from sale of Common Stock	1,949,612	0
Net cash used by financing activities	1,949,612	200,500

Effect of Exchange Rate on Cash	12,288	0
Net Change In Cash	(385,597)	(60,725)
Cash-Beginning	455,369	67,166
Cash-Ending	$82,060	$6,441

F-18

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The consolidated financial statements include the accounts of legal entities Axion Power International, Inc., a Delaware corporation, and its wholly owned subsidiary, Axion Power Corporation, a Canadian Federal corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

On June 4, 2004, the Company’s shareholders approved the equivalent of a 1 for 16 reverse stock split. The mechanics of the reverse split involved a two-stage process that included a 1 for 1,600 reverse split followed immediately by a 100 for 1 forward split. The Company did not issue scrip or purchase fractional shares for cash in connection with the 1 for 1,600 reverse split. Instead, all calculations that would have resulted in the issuance of a fractional share were rounded up to the next whole number. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this reverse split.

The Consolidated Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our December 31, 2003 Annual Report on Form 10-KSB and should be read in conjunction with the Notes to Consolidated Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in this Form 10-QSB reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three- and nine month periods ended September 30, 2004 and 2003. All such adjustments are of a normal recurring nature. The Consolidated Financial Statements have been prepared in accordance with the instructions to Form 10-QSB and therefore do not include some information and notes necessary to conform with annual reporting requirements.

2.	Stock Options

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

On February 2, 2004, subject to stockholder approval of our Incentive Stock Plan and our Outside Directors’ Stock Option Plan, we issued each of our directors and one outside consultant a 5-year option to purchase 6,300 shares of common stock at a price of $3.20 per share. The plans were approved at our 2004 Annual Meeting of Stockholders on June 4, 2004 and our statement of operations for the three- and nine months ended September 30, 2004 includes $29,837 in compensation expense associated with the foregoing options.

F-19

On June 4, 2004, we issued each of our directors and one outside consultant a 5-year option to purchase 3,600 shares of common stock at a price of $5.60 per share. The statement of operations for the three- and nine months ended September 30, 2004 includes $94,003 in compensation expense associated with the foregoing option grants.

In July 2004, the Company entered into four-employment agreements with its chief executive and chief financial officers. In connection with the employment agreements, the company granted non-plan stock options that give the executives the right to purchase an aggregate of 440,000 shares of common stock at a price of $4.00 per share. The options vest equally over four years following the year of grant beginning July, 2005.

In August 2004, in recognition of substantial litigation coordination services provided by the law firm of Petersen & Fefer during the first eight months of the year, the exercise prices of 189,300 previously issued options and 116,700 capital warrants held by members of that firm were reduced from $2.00 per share to $1.00 per share for the remaining terms of such options and warrants. The statement of operations for the three- and nine months ended September 30, 2004 includes $168,664 in compensation expense associated with the foregoing exercise price reductions.

3.	Comprehensive Income

We utilize SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

4.	Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share assumes that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by us with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

If we had generated earnings during the three- and nine months ended September 30, 2004, we would have added 3,167,899 and 3,060,072, respectively, common equivalent shares to the weighted average shares outstanding to compute the diluted weighted average shares outstanding. There were no options that would have been required to be added to the weighted shares outstanding in 2003.

On June 4, 2004 the stockholders approved and the Company promptly implemented the equivalent of a 1:16 reverse split of its common stock. All per share disclosure reflects shares outstanding or issuable shares as though the reverse split had occurred January 1, 2003.

5.	Commitments and Contingencies:

C&T Acquisition Agreement. Pursuant to a November 15, 2003 Development and License agreement between Axion and C&T (a research & development enterprise), the Company was obligated to pay C&T a total of $1,794,000 for certain rights associated with the development and commercial exploitation of the E3Cell technology. The agreement was subsequently amended to provide for the purchase of 100% of the outstanding shares of C&T Common Stock contingent upon receipt by C&T of the final payment described below.

Under the terms of the agreement Axion paid a total of $694,000 to C&T. The final payment of $1 million will be due when bulk-manufacturing processes have been developed for all principal components and there has been sufficient testing to justify a determination that the E3Cell technology is ready for commercialization. Until the full amount has been paid, C&T will retain the equivalent of a purchase money security interest in the E3Cell patents and other intellectual property. No amounts paid to C&T are recoverable. In the event the Company is unable to meet its obligations all amounts paid will be subject to forfeit and expensed in the period that determination is made. The obligation and payments have been reflected in their entirety as an asset and liability.

F-20

The agreement also requires the Company to provide funding for ongoing research and development on a monthly basis. Payments and accruals under this section were $856,869 through September 30, 2004. The Company treats this as research and development costs and, accordingly, expenses such costs in the period incurred.
Litigation. On February 10, 2004, Lewis (Chip) Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that names Tamboril, Axion, the former Axion shareholders, the Mega-C Group, the C&T Group, the trustee of the Mega-C shareholders trust and others as defendants. The lawsuit alleges an extensive conspiracy between the Axion Group, the Mega-C Group and the C&T Group to deprive the plaintiffs of their alleged license rights to commercialize the E3Cell technology for use in stationary applications. Management believes the lawsuit is without substantial merit and intends to vigorously defend the action.

Management currently estimates the range of loss to be $100,000 to $150,000, including attorney’s fees. Protracted litigation, or higher than anticipated legal costs, could significantly reduce available working capital and have a material adverse impact on the company’s financial position.

6.	Stockholders' Equity:

The Company’s Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock. The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

During the first nine months of 2004 the Company sold 462,667 shares of common stock and 462,667 warrants for cash proceeds of $1,213,000, or an effective average price of $2.64 per common share. A total of 175,000 warrants were exercisable at a price of $3.00 for a period of six months from their respective issue dates and at a price of $4.00 for an additional six-month period. The remaining 287,667 warrants were exercisable at a price of $4.00 for a period of six months from their respective issue dates and at a price of $5.00 for an additional six-month period. After deducting approximately $31,000 in commissions and offering costs, the net cash proceeds to the Company were $1,181,692.

During the first nine months of 2004 the Company received cash proceeds of $767,920 from the exercise of 408,400 outstanding warrants, including 119,900 warrants held by officers and directors. Since September 30, 2004, the Company received additional cash proceeds of $100,000 from the exercise of outstanding warrants held by officers and directors.

The Company is obligated to file a registration statement under the Securities Act of 1933 for the common stock issued and issuable upon exercise of the private placement warrants at the earliest practicable date. If the proposed registration statement does not become effective within 5 months after respective issue dates of the private placement warrants, the exercise price step-up date will be automatically extended until the one-month anniversary of the effective date and the expiration date will be automatically extended until the seven-month anniversary of the effective date.

7.	Segment Information

Our business is organized, managed and internally reported as one segment. The segments are determined based on differences in products, internal reporting and how operational decisions are made. Our entire business currently operates entirely within Canada.

8.	New Accounting Standards

In March 2004 the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-06, "Participating Securities and the Two-Class Method under FAS 128, Earnings Per Share". Issue No. 03-06 addresses a number of questions regarding the computation of earnings per share ("EPS") by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating EPS. It clarifies what constitutes a participating security and how to apply the two-class method of computing EPS once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for the fiscal quarter ending September 30, 2004. We do not anticipate that adopting EITF 03-06 will have any impact on our consolidated financial statements.

F-21

 Variable Interest Entities: In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB 51” (“FIN 46”). The primary objectives of FIN 46 were to provide guidance on the identification of entities for which control is achieved through means other than through voting rights and how to determine when and which business enterprise should consolidate the variable interest entity (“VIE”). We adopted FIN 46 on July 1, 2003. The implementation of FIN 46 did not have an impact on the earnings or financial position of the Company.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The principal difference between SFASNo.146 and EITF 94-3 relates to the recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability be recognized for those costs only when the liability is incurred. A commitment to an exit or disposal plan no longer will be a sufficient basis for recording a liability for those activities. The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. Accordingly, the Company adopted the provisions of SFAS No. 146 effective January 1, 2003. The implementation of SFAS No. 146 did not have a material impact on the earnings or financial position of the Company.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires the guarantor to recognize a liability for the non-contingent component of a guarantee; that is, the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at its inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. FIN 45 also requires additional disclosures related to guarantees. The recognition measurement provisions of FIN45 are effective for all guarantees entered into or modified after December 31, 2002. FIN 45 also requires additional disclosures related to guarantees in interim and annual financial statements.

Accordingly, we adopted the provisions of FIN 45, effective January 1,2003. The implementation of FIN 45 did not have an impact on our earnings or financial position.

F-22

AXION POWER INTERNATIONAL

7,327,500 Shares of
Common Stock

PROSPECTUS

November _, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses (excluding placement agent fees and commissions) incurred in connection with the offering described in the registration statement, all of which will be borne by our company.

SEC Registration Fee	$5,199
Printing and Engraving*	20,000
Accounting Fees and Expenses*	20,000
Legal Fees and Expenses*	15,000
Miscellaneous Expenses*	1,500
Total expenses of registration	$61,700

*Estimated.

Item 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by §102 of the General Corporation Law of Delaware, the Eighth article of the Company's Certificate of Incorporation, as amended, provides as follows:

EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of (S)102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

As permitted by §145 of the General Corporation Law of Delaware, the Ninth article of the Company's Certificate of Incorporation, as amended, provides as follows:

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of (S)145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockbrokers or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 15.	RECENT SALES OF UNREGISTERED SECURITIES

Introductory Note: The following discussion of recent sales of unregistered securities gives retroactive effect to a 1 share for 16 reverse stock split that we implemented on June 4, 2004.

Prior Financing Activities of Axion (Ontario) Axion (Ontario) was incorporated in September 2003. Between the date of its incorporation and December 31, 2003, Axion (Ontario) raised a total of $1.9 million in capital from private placements of its securities. The only purchasers of these securities were the 11 founding stockholders of Axion (Ontario) who invested an aggregate of $1,250,000, two previously unrelated investors who invested an aggregate of $250,000 and an affiliate of one of the founding stockholders that invested $400,000. Immediately prior to the closing of the reverse takeover, Axion (Ontario) had a total of 14 holders of its securities, all of whom were accredited investors. Eleven of these holders were U.S. residents, two of the holders were Canadian residents and the last holder was a resident of the British Virgin Islands. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. Axion (Ontario) did not use any form of advertising or general solicitation in connection with the sale of these securities. The securities were non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates were imprinted with a restrictive legend to that effect. All of the securities of Axion (Ontario) were transferred to the company in connection with the reverse takeover described below.

Reverse Takeover Tamboril had 1,875,000 shares of common stock outstanding on December 31, 2003, immediately prior to the first closing of the Axion transactions. In connection with the Axion transactions:

•	Axion’s founders and noteholders transferred their rights to 4,040,000 Axion shares and $1,500,000 in convertible notes to us for 3,412.000 shares of common stock and 842,000 “investor warrants;”

•	We settled $484,123 in accrued compensation and other related party debt that our company owed to Ms. Fonner and Mr. Petersen by issuing 233,400 “capital warrants.”

•	C and T Co. Incorporated (“C&T”), the original developer of the E3Cell technology, bought 1,562,500 shares of our outstanding common stock from two of our principal stockholders for $200,000 and then distributed those shares to its stockholders;

•	C&T agreed to transfer all of its right, title and interest in the E3Cell technology to our company in exchange for 1,250,000 capital warrants and then distributed those warrants to its stockholders;

•	We issued 7,327,500 shares of common stock to an irrevocable trust for the benefit of the stockholders of Mega-C Power Corporation in recognition of their potential equitable claims to an interest in the E3Cell technology; and

•	We granted a two-year option to purchase 189,300 shares of common stock to our securities counsel and interim chief financial officer as partial compensation for post-closing services.

The business combination between Axion (US) and Axion (Ontario) was a private placement transaction that was exempt under Section 4(2) of the Securities Act. Securities of Axion (US) were issued to a total of 23 investors (including two directors of Axion (US); twelve stockholders of Axion (Ontario); eight stockholders of C&T and the Mega-C Trust). Upon closing, the original shareholders of Axion (U.S.) owned approximately 5% of the combined companies. The ten investors who are citizens or residents of the United States are accredited investors as defined in Rule 501 of Regulation D. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. Tamboril did not use any form of advertising or general solicitation in connection with the sale of these securities. The securities are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Subsequent Private Placements. In the first nine months of 2004, we sold 453,100 shares of common stock and 453,100 warrants to a total of 17 accredited investors for cash proceeds of $1,213,000, or an effective average price of $2.64 per common share. We also received $150,000 in cash proceeds from the exercise of 100,000 outstanding common stock purchase warrants.

Our subsequent private placement transactions were exempt under Section 4(2) of the Securities Act. Our securities were issued to a total of 18 investors, including four directors of our company, four former stockholders of Axion Ontario who participated in the original business combination, and 10 investors who were not previously stockholders our company. The ten investors who are citizens or residents of the United States are accredited investors as defined in Rule 501 of Regulation D. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. We did not use any form of advertising or general solicitation in connection with the sale of these securities. The securities are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Warrant Exercises. In September and November of 2004, we issued 375,200 shares of common stock upon the exercise of previously outstanding warrants. The shares were issued to a total of ten accredited investors for cash proceeds of $717,700, or an effective average price of $1.91 per common share.

The warrant exercise transactions were exempt under Section 4(2) of the Securities Act. Our securities were issued to a total of ten investors, including four directors of our company and six other investors who had purchased investor warrants in connection with our earlier private placement transactions. The nine investors who are citizens or residents of the United States are accredited investors as defined in Rule 501 of Regulation D. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. We did not use any form of advertising or general solicitation in connection with the sale of these securities. The securities are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

November Cash Call. In November of 2004, we asked the 10 original founders of Axion (Ontario) to purchase an aggregate of 334,000 shares of common stock at a price of $1.50 per share. The transaction was initiated by our board of directors in response to urgent funding requirements and structured as a voluntary cash call. While they were not obligated to do so, each of the founders of Axion (Ontario) participated in the cash call and we received net proceeds of $501,000.

The warrant exercise transactions were exempt under Section 4(2) of the Securities Act. Our securities were issued to a total of ten investors, including four directors of our company and six other investors who had purchased our securities in connection with the business combination between Tamboril and Axion Ontario. The eight investors who are citizens or residents of the United States are accredited investors as defined in Rule 501 of Regulation D. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. We did not use any form of advertising or general solicitation in connection with the sale of these securities. The securities are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Item 16.	EXHIBITS

2.1	Reorganization Agreement (without exhibits) between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated December 31, 2003	(1)
2.2	First Addendum to the Reorganization Agreement between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated January 9, 2004	(1)
3.1	Amended and Restated Certificate of Incorporation of Tamboril Cigar Company dated February 13, 2001	(2)
3.3	Amendment to the Certificate of Incorporation of Tamboril Cigar Company dated June 4, 2004	(3)
3.4	Amendment to the Certificate of Incorporation of Axion Power International, Inc. dated June 4, 2004	(3)
3.5	Amended By-laws of Axion Power International, Inc. dated June 4, 2004	(3)
4.1	Specimen Certificate for shares of Company’s $0.00001 par value common stock.	(9)
4.2	Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003	(1)
4.3	Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated March 25, 2004.	(4)
4.4	Form of Warrant Agreement for 1,796,300 capital warrants	(9)
4.5	Form of Warrant Agreement for 667,000 Series I investor warrants	(9)
4.6	Form of Warrant Agreement for 350,000 Series II investor warrants	(9)
4.7	Form of Warrant Agreement for 313,100 Series III investor warrants	(9)
5.1	Opinion of Petersen & Fefer, attorneys, respecting legality of common stock	(5)
9.1	Agreement respecting the voting of certain shares beneficially owned by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation	Included in Exhibit 4.2
10.1	Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 15, 2003	(1)

10.2	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 17, 2003	(1)
10.3	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated January 9, 2004	(1)
10.4	Purchase and sale agreement among John L. Petersen, Sally A. Fonner and C and T Co. Incorporated dated January 9, 2004	(1)
10.5	First Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated as of January 9, 2004	(5)
10.6	Definitive Incentive Stock Plan of Axion Power International, Inc. dated June 4, 2004	(3)
10.6	Definitive Outside Directors’ Stock Option Plan of Axion Power International, Inc. dated June 4, 2004	(3)
10.8	Executive Employment Agreement of Charles Mazzacato	(9)
10.9	Executive Employment Agreement of Peter Roston	(9)
14.1	Code of Business Conduct and Ethics	(6)
16.1	Letter from Daszkal Bolton Manela Devlin & Co. Re: Change in Certifying Accountant	(7)

16.2	Letter from Want & Ender CPA, PC Re: Change in Certifying Accountant	(8)

23.1	Consent of Michael F. Cronin, CPA	Filed Herewith
23.2	Consent of Want & Ender CPA PC	Filed Herewith
23.3	Consent of Petersen & Fefer, attorneys	Included in Exhibit 5.1

(1)	Incorporated by reference from our Current Report on Form 8-K dated January 15, 2003.
(2)	Incorporated by reference from our Current Report on Form 8-K dated February 5, 2003.
(3)	Incorporated by reference from our Current Report on Form 8-K dated June 7, 2004.
(4)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2004.
(5)	Incorporated by reference from our Form S-3 registration statement dated May 20, 2004.
(6)	Incorporated by reference from our Annual Report on Form 10-KSB dated March 29, 2004
(7)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2003.
(8)	Incorporated by reference from our Current Report on Form 8-K dated February 16, 2004.
(9)	Incorporated by reference from our Form S-1 registration statement dated September 2, 2004.

Item 17	UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering..
(4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, Canada, on November 23, 2004.

AXION POWER INTERNATIONAL, INC.

/s/ Charles Mazzacato
Charles Mazzacato, Chief Executive Officer and Director

/s/ Peter Roston
Peter Roston, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this registration statement in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John L. Petersen	Director	November 23, 2004
John L. Petersen

/s/ Thomas Granville	Director	November 23, 2004
Thomas Granville

/s/ Robert Averill	Director	November 23, 2004
Robert Averill

/s/ Glenn Patterson	Director	November 23, 2004
Glenn Patterson

/s/ Igor Filipenko	Director	November 23, 2004
Igor Filipenko

/s/ Joseph Souccar	Director	November 23, 2004
Joseph Souccar